                                                                    EXHIBIT 99.1

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                  PAGE NO.
                                                              ----------------
AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)
  Independent Auditors' Report..............................               F-2
  Consolidated Statements of Operations for the years ended
    December 31, 1999, 1998 and 1997........................               F-3
  Consolidated Statements of Financial Position at
    December 31, 1999 and 1998..............................               F-4
  Consolidated Statements of Common Stockholders' Equity for
    the years ended December 31, 1999, 1998 and 1997........               F-5
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1999, 1998 and 1997........................               F-6
  Notes to the Consolidated Financial Statements............           F7--F50
  Consolidated Statements of Operations for the three months
    and nine months ended September 30, 2000 and 1999.......               G-1
  Consolidated Statements of Financial Position as of
    September 30, 2000 and December 31, 1999................               G-2
  Consolidated Statements of Cash Flows for the nine months
    ended September 30, 2000 and 1999.......................               G-3
  Notes to Condensed Consolidated Financial Statements......           G4--G17

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Avis Group Holdings, Inc.
New York, New York

    We have audited the accompanying consolidated statements of financial position of Avis Group Holdings, Inc. (formerly Avis Rent A Car, Inc.) and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, common stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

New York, New York
January 26, 2000
(March 27, 2000 as to Note 1)

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEARS ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1999         1998         1997
                                                           ----------   ----------   ----------
Revenue:
  Vehicle rental.........................................  $2,500,746   $2,297,582   $2,046,154
  Vehicle leasing........................................     692,935
  Other fee based........................................     139,046
                                                           ----------   ----------   ----------
                                                            3,332,727    2,297,582    2,046,154
                                                           ----------   ----------   ----------
Costs and expenses:
  Direct operating, net..................................     957,270      927,930      853,767
  Vehicle depreciation and lease charges, net............   1,174,509      593,064      525,143
  Selling, general and administrative....................     582,056      436,275      413,291
  Interest, net..........................................     382,303      192,080      180,608
  Minority interest......................................       5,890
  Non-vehicle depreciation and amortization..............      34,600       24,151       16,162
  Amortization of cost in excess of net assets
    acquired.............................................      30,182       11,854        6,860
                                                           ----------   ----------   ----------
                                                            3,166,810    2,185,354    1,995,831
                                                           ----------   ----------   ----------
  Income before provision for income taxes...............     165,917      112,228       50,323
  Provision for income taxes.............................      73,332       48,707       22,850
                                                           ----------   ----------   ----------
  Net income.............................................      92,585       63,521       27,473
  Preferred stock dividends..............................       9,110
                                                           ----------   ----------   ----------
  Earnings applicable to common stockholders.............  $   83,475   $   63,521   $   27,473
                                                           ==========   ==========   ==========
  Earnings per share:
  Basic..................................................  $     2.66   $     1.86   $      .89
                                                           ==========   ==========   ==========
  Diluted................................................  $     2.61   $     1.82   $      .88
                                                           ==========   ==========   ==========

              See notes to the consolidated financial statements.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
ASSETS
Cash and cash equivalents...................................  $    71,697     $   29,751
Cash held on deposit with financial institution.............       93,530
Restricted cash.............................................      253,080        133,284
Accounts receivable, net....................................    1,115,740        360,574
Finance lease receivables...................................      871,034
Prepaid expenses............................................       64,316         42,083
Vehicles, net--rental.......................................    3,367,362      3,164,816
Vehicles, net--leasing......................................    3,134,009
Property and equipment, net.................................      197,827        145,045
Other assets................................................      115,273         40,590
Deferred income tax assets..................................                     117,659
Cost in excess of net assets acquired, net..................    1,794,390        463,260
                                                              -----------     ----------
Total assets................................................  $11,078,258     $4,497,062
                                                              ===========     ==========
LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY
Accounts payable............................................  $   588,377     $  198,481
Accrued liabilities.........................................      369,453        326,204
Due to affiliates, net......................................       59,396         22,293
Current income tax liabilities..............................       18,226         23,045
Deferred income tax liabilities, net........................      181,256         28,504
Public liability, property damage and other insurance
  liabilities, net..........................................      259,756        261,209
Debt........................................................    8,469,805      3,014,712
Minority interest (preferred membership interest)...........       99,305
                                                              -----------     ----------
Total liabilities...........................................   10,045,574      3,874,448
                                                              -----------     ----------
Commitments and contingencies

Preferred stock:
Series A Preferred stock ($.01 par value, 7,200,000 shares
  authorized, issued and outstanding; $50 liquidation
  preference)...............................................      360,000
Series B Preferred stock accrued ($.01 par value, 5,880,217
  shares authorized; $50 liquidation preference)............        9,000
Series C Preferred stock ($.01 par value, 40,000 shares
  authorized, issued and outstanding; $50 liquidation
  preference)...............................................        2,000
                                                              -----------
  Total preferred stock.....................................      371,000
                                                              -----------
Common stockholders' equity:
Class A Common stock ($.01 par value, 100,000,000 shares
  authorized; 35,925,000 issued at December 31, 1999 and
  1998).....................................................          359            359
Additional paid-in capital..................................      593,106        591,651
Retained earnings...........................................      175,690         92,215
Accumulated other comprehensive loss........................       (3,639)       (10,651)
Treasury stock (4,793,288 and 2,672,700 shares at December
  31, 1999 and 1998, respectively, at cost)                      (103,832)       (50,960)
                                                              -----------     ----------
  Total common stockholders' equity.........................      661,684        622,614
                                                              -----------     ----------
Total liabilities, preferred stock and common stockholders'
  equity....................................................  $11,078,258     $4,497,062
                                                              ===========     ==========

              See notes to the consolidated financial statements.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                             ACCUMULATED
                                                                    ADDITIONAL                  OTHER
                                         COMPREHENSIVE    COMMON     PAID-IN     RETAINED   COMPREHENSIVE    TREASURY
                                            INCOME        STOCK      CAPITAL     EARNINGS   INCOME/(LOSS)     STOCK       TOTAL
                                         -------------   --------   ----------   --------   -------------   ----------   --------
Balance January 1, 1997................                    $ 85      $ 74,915    $  1,221     $    194                   $ 76,415
Net income.............................     $27,473                                27,473                                  27,473
Sale of Class A Common stock ($.01 par
  value) through an initial public
  offering of 22,425,000 shares of
  common stock on September 24, 1997...                     224       355,592                                             355,816
Foreign currency translation
  adjustment...........................      (5,761)                                            (5,761)                    (5,761)
Additional minimum pension charge......        (221)                                              (221)                      (221)
                                            -------        ----      --------    --------     --------      ----------   --------
Comprehensive income...................     $21,491
                                            =======
Balance, December 31, 1997.............                     309       430,507      28,694       (5,788)                   453,722
Net income.............................     $63,521                                63,521                                  63,521
Sale of Class A Common stock ($.01 par
  value) through a public offering of
  5,000,000 shares of common stock on
  March 23, 1998.......................                      50       161,144                                             161,194
Purchases of treasury stock, 2,672,700
  shares, at cost......................                                                                     $  (50,960)   (50,960)
Foreign currency translation
  adjustment...........................      (3,374)                                            (3,374)                    (3,374)
Additional minimum pension charge......      (1,489)                                            (1,489)                    (1,489)
                                            -------        ----      --------    --------     --------      ----------   --------
Comprehensive income...................     $58,658
                                            =======
Balance, December 31, 1998.............                     359       591,651      92,215      (10,651)        (50,960)   622,614
Net income.............................     $92,585                                92,585                                  92,585
Preferred stock dividends..............                                            (9,110)                                 (9,110)
Purchases of treasury stock 2,327,300
shares, at cost........................                                                                        (57,237)   (57,237)
Issuance of treasury stock due to
  exercise
of stock options and other, net........                                 1,455                                    4,365      5,820
Foreign currency translation
  adjustment...........................       6,199                                              6,199                      6,199
Additional minimum pension benefit.....         813                                                813                        813
                                            -------
Comprehensive income...................     $99,597
                                            =======        ----      --------    --------     --------      ----------   --------
Balance, December 31, 1999.............                    $359      $593,106    $175,690     $ (3,639)     $ (103,832)  $661,684
                                                           ====      ========    ========     ========      ==========   ========

              See notes to the consolidated financial statements.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                     YEARS ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1999          1998          1997
                                                              -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $    92,585   $    63,521   $    27,473
Adjustments to reconcile net income to net cash provided by
operating activities:
  Vehicle depreciation......................................    1,146,926       581,022       466,799
  Depreciation and amortization of property and equipment...       19,558        12,890        11,791
  Amortization of other non-revenue producing assets........       45,224        23,115        11,231
  Deferred income tax provision.............................       57,027        38,457         9,161
  Provision for doubtful accounts receivable................        6,137         2,961         3,208
  Provision for public liability, property damage and other
    insurance liabilities, net..............................       (1,819)       13,687        25,574
  Changes in operating assets and liabilities:
    Restricted cash.........................................      (62,588)      (26,300)      (76,596)
    Accounts receivable.....................................      (89,568)      (14,045)      (15,201)
    Prepaid expenses........................................       (6,336)        6,848         3,914
    Other assets............................................       21,654        (5,625)       (8,769)
    Accounts payable........................................       54,299       (23,148)      (12,597)
    Accrued liabilities.....................................        7,795        (2,475)      (84,150)
    Due to (from) affiliates................................     (192,951)      (18,320)       53,761
                                                              -----------   -----------   -----------
  NET CASH PROVIDED BY OPERATING ACTIVITIES.................    1,097,943       652,588       415,599
                                                              -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Payments for vehicle additions............................   (5,605,494)   (4,303,048)   (4,240,809)
  Vehicle deletions.........................................    4,205,221     3,610,721     3,382,177
  Increase in finance lease receivables.....................      (22,663)
  Payments for additions to property and equipment..........      (48,240)      (42,933)      (24,733)
  Retirements of property and equipment.....................       (6,419)        5,603         3,971
  Payments for purchase of rental car franchise licensees,
    net of cash acquired....................................      (45,192)     (237,182)     (199,381)
  Payment for purchase of PHH Holdings, net of cash
    acquired................................................   (1,325,781)
  Proceeds from the sale and leaseback of office building...       32,156
                                                              -----------   -----------   -----------
  NET CASH USED IN INVESTING ACTIVITIES.....................   (2,816,412)     (966,839)   (1,078,775)
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from public offerings, net.........................                    161,194       359,316
Purchases of treasury stock, net............................      (53,868)      (50,960)
Changes in debt:
  Proceeds..................................................    6,120,545     1,217,289     3,381,173
  Repayments................................................   (4,307,537)   (1,023,432)   (3,031,885)
                                                              -----------   -----------   -----------
  Net increase in debt......................................    1,813,008       193,857       349,288
Payments for debt issuance costs............................       (6,543)       (4,654)      (29,302)
Increase in minority interest (preferred membership
  interest).................................................       99,305
                                                              -----------   -----------   -----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES.................    1,851,902       299,437       679,302
                                                              -----------   -----------   -----------
Effect of exchange rate changes on cash.....................        2,043          (334)         (945)
                                                              -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents and
  cash held on deposit with financial institutions..........      135,476       (15,148)       15,181
Cash and cash equivalents and cash held on deposit with
  financial institutions at beginning of year...............       29,751        44,899        29,718
                                                              -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AND CASH HELD ON DEPOSIT WITH
  FINANCIAL INSTITUTIONS AT END OF YEAR.....................  $   165,227   $    29,751   $    44,899
                                                              ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest..................................................  $   370,247   $   209,977   $   189,086
                                                              ===========   ===========   ===========
  Income taxes..............................................  $    28,877   $    13,338   $     8,899
                                                              ===========   ===========   ===========
Business acquired:
  Fair value of assets acquired, net of cash acquired.......  $ 6,004,777   $   244,501   $   519,650
  Liabilities assumed.......................................    4,271,804         7,319       320,269
                                                              -----------   -----------   -----------
  Net assets acquired.......................................    1,732,973       237,182       199,381
  Less issuance of Series A and Series C Preferred Stock....      362,000
                                                              -----------   -----------   -----------
NET CASH PAID FOR ACQUISITIONS..............................  $ 1,370,973   $   237,182   $   199,381
                                                              ===========   ===========   ===========

              See notes to the consolidated financial statements.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    Effective March 27, 2000, Avis Rent A Car, Inc. changed its name to Avis Group Holdings, Inc. The accompanying consolidated financial statements include Avis Group Holdings, Inc. (formerly Avis Rent A Car, Inc.) and subsidiaries, which was incorporated on October 17, 1996. The Company and its former parent, Avis Inc., were acquired by Cendant ("Cendant") on October 17, 1996 (the "Date of Acquisition") for approximately $806.5 million (the "Acquisition"). The purchase price was comprised of approximately $367.2 million in cash, $100.9 million of indebtedness and $338.4 million of common stock. Avis Group Holdings, Inc. (formerly Avis Rent A Car, Inc.) and subsidiaries are referred to throughout the notes to the consolidated financial statements as the "Company". On January 1, 1997, Avis, Inc., the Company's former ultimate parent, a wholly-owned subsidiary of Cendant, contributed the net assets of its corporate operations and all of its common stock ownership in Avis International, Ltd. and subsidiaries, Avis Enterprises, Inc. and subsidiaries, Pathfinder Insurance Company and Global Excess & Reinsurance, Ltd. to the Company. Pursuant to a plan developed by Cendant prior to the Date of Acquisition, Cendant caused the Company to undertake an initial public offering ("IPO"). On September 24, 1997, the Company issued and sold 22,425,000 shares of its common stock through such IPO and received net proceeds of $359.3 million. On March 23, 1998, the Company sold 5,000,000 shares of its common stock through a public offering (the "Offering") and received net proceeds of approximately $161.2 million. In addition, in the Offering on March 23, 1998, Cendant reduced its ownership of the Company by selling 1,000,000 shares of the Company's common stock and retained the net proceeds. As a result of the IPO, the Offering on March 23, 1998, the net repurchase of 2,120,588 shares and 2,672,700 shares of treasury stock by the Company during 1999 and 1998, respectively, and the issuance of Series A and C preferred stock in connection with the VMS acquisition (see Notes 2, 14 and 15), Cendant's common stockholder's equity interest in the Company at January 1, 2000 is approximately 18 % excluding potential conversion of Preferred Stock (see Notes 14, 16 and 24). The Company has used the net proceeds from these offerings to (i) acquire certain Avis System franchises (see Note 2) and (ii) for working capital and general corporate purposes, including the repayment of certain indebtedness. A Cendant subsidiary owns and operates the reservation system as well as the telecommunications and computer processing systems which service the rental car operations for reservations, rental agreement processing, accounting and vehicle control. Cendant is reimbursed for such services at cost (see Note 5). In addition, a Cendant subsidiary charges the Company a royalty fee for the use of the Avis trade name (see Note 5).

    On March 19, 1999, and June 30, 1999, the Company purchased the common stock and franchise rights of Rent-A-Car Company, Incorporated, of Richmond Virginia ("Rent-A-Car, Inc.") and Motorent, Inc. of Nashville Tennessee ("Motorent") for approximately $10.1 million and $49.3 million, respectively. These acquisitions were financed through internally generated funds.

    On June 30, 1999, the Company completed the transaction contemplated by the Agreement and Plan of Merger and Reorganization dated as of May 22, 1999 (the "Merger Agreement"), with PHH Corporation, a Maryland corporation and wholly-owned subsidiary of Cendant, PHH Holdings Corporation ("PHH Holdings"), a Texas corporation and wholly-owned subsidiary of PHH Corporation, and Avis Fleet Leasing and Management Corporation, a Texas corporation and a wholly-owned subsidiary of the Company (the "Acquisition Subsidiary"). Pursuant to the Merger Agreement, the Acquisition Subsidiary and PHH Holdings merged on June 30, 1999 and the Acquisition Subsidiary acquired the fleet leasing and management and fuel card business of PHH corporation ("VMS") for approximately $1.8 billion and refinanced VMS indebtedness of approximately $3.5 billion (the "VMS

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Acquisition"). The acquisition financing included borrowings by the Company of $1.0 billion of term loans, the issuance by the Company of $500 million of senior subordinated notes, and the issuance by the Acquisition Subsidiary of $362.0 million of preferred stock (see Notes 10, 14 and 15).

PRINCIPLES OF CONSOLIDATION

    All material intercompany accounts and transactions have been eliminated.

ACCOUNTING ESTIMATES

    Generally accepted accounting principles require the use of estimates, which are subject to change, in the preparation of financial statements. Significant accounting estimates used include estimates for recoverability of the cost in excess of net assets acquired, the determination of public liability, property damage and other insurance liabilities, and the realization of deferred income tax assets. However, actual results may differ.

REVENUE RECOGNITION

VEHICLE RENTAL REVENUE:

    Revenue is recognized over the period the vehicle is rented.

VEHICLE LEASING REVENUE:

    The Company primarily leases vehicles under three standard arrangements: open-end operating leases, closed-end operating leases or open-end finance leases (direct financing leases). These leases are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for leases". Each lease is either classified as an open end or closed end operating lease or open end finance lease and are included in Vehicles, net-leasing and Finance lease receivables, respectively, on the accompanying Consolidated Statements of Financial Position. Vehicle lease terms generally range from 12 to 50 months. Amounts charged to the leases for interest on the unrecovered investment are credited to income on a level yield method, which approximates the contractual terms.

OTHER FEE BASED REVENUE:

    Revenues from fleet management services other than leasing are recognized over the period in which services are provided and the related expenses are incurred.

CASH AND CASH EQUIVALENTS

    The Company considers unrestricted deposits and short-term investments with an original maturity date of three months or less to be cash equivalents.

CASH HELD ON DEPOSIT WITH FINANCIAL INSTITUTION

    Cash held on deposit with financial institution represents lease payments collected from the Company's vehicle leasing customers by one of the Company's lenders in connection with the Company's VMS Domestic Asset Based Financing Structure (see Vehicle Leasing and Other Fee Based

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Debt in Note 10). Cash collected during the month by the lender, net of vehicle purchases, is settled with the Company in the early part of the following month.

RESTRICTED CASH

    Restricted cash includes cash and short-term investments that are not readily available for normal Company disbursements. Certain amounts have been set aside as required under the Company's debt covenants and to satisfy insurance related and other commitments of the Company.

FINANCE LEASE RECEIVABLES

    Finance Lease Receivables are leases accounted for in accordance with SFAS No. 13, "ACCOUNTING FOR LEASES", which are classified as a direct financing lease, as defined.

    The Company records the cost of the leased vehicle as an "investment in finance leases". Vehicles are depreciated using the straight-line method over the expected lease term. Amounts charged to the lessees for interest on the unrecovered investment are credited to income on a level yield method, which approximates the contractual terms.

VEHICLES, NET

    Rental vehicles are stated at cost, net of accumulated depreciation, incentives and allowances. In accordance with industry practice, when vehicles are sold, gains or losses are reflected as an adjustment to depreciation. Vehicles are generally depreciated at rates ranging from 10% to 25% per annum. Manufacturers provide the Company with incentives and allowances (such as rebates and volume discounts) which are amortized to income over the holding periods of the vehicles.

    Leasing vehicles include vehicles which are leased to customers under either open-end or closed-end operating leases:

    Open-end Operating Leases--Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is generally for the account of the lessee except for a minimum residual value, which the Company has guaranteed. The Company guarantees 16% of the original cost of the unit for the first 24 months of the lease, and then 16% of the fair market value of the unit at inception of the month to month renewals thereafter.

    Closed-end Operating Leases--Under these leases, the minimum lease term is for 12 months or longer. However, 24 and 36 month lease terms are the most prevalent. These leases are cancelable under certain conditions. Resale of the vehicles upon termination is for the account of the Company.

    Open-end finance leases provide that the resale of the vehicles upon termination of the lease, are for the account of the lessee.

PROPERTY AND EQUIPMENT, NET

    Property and equipment is stated at cost, net of accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful life of the assets.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Estimated useful lives range from five to ten years for furniture, fixtures and equipment, to thirty years for buildings. Leasehold improvements are amortized over the shorter of twenty years or the remaining life of the lease. Maintenance and repairs are expensed; renewals and improvements are capitalized. When depreciable assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts with any resulting gain or loss reflected in the Consolidated Statements of Operations.

COST IN EXCESS OF NET ASSETS ACQUIRED, NET

    Cost in excess of net assets acquired is amortized over a 40 year period and is shown net of accumulated amortization of $49.9 million and $19.7 million at December 31, 1999 and 1998, respectively.

IMPAIRMENT ACCOUNTING

    The Company reviews the recoverability of its long-lived assets, including cost in excess of net assets acquired, when events or changes in circumstances occur that indicate that the carrying value of the assets may not be recoverable. The measurement of possible impairment is based on the Company's ability to recover the carrying value of the asset from the expected future pre-tax undiscounted cash flows generated. The measurement of impairment requires management to use estimates of expected future cash flows. If an impairment loss existed, the amount of the loss would be recorded under the caption costs and expenses in the Consolidated Statements of Operations. It is reasonably possible that future events or circumstances could cause these estimates to change.

PUBLIC LIABILITY, PROPERTY DAMAGE AND OTHER INSURANCE LIABILITIES, NET

    Insurance liabilities on the accompanying consolidated statements of financial position include additional liability insurance, personal effects protection insurance, public liability and property damage ("PLPD") and personal accident insurance claims for which the Company is self-insured. The Company is self-insured up to $1 million per claim under its automobile liability insurance program for PLPD and additional liability insurance. Costs in excess of $1 million per claim are insured under various contracts with commercial insurance carriers. The liability for claims up to $1 million is estimated based on the Company's historical loss and loss adjustment expense experience, which is adjusted for current trends.

    The insurance liabilities include a provision for both claims reported to the Company as well as claims incurred but not yet reported to the Company. This method is an actuarially accepted loss reserve method. Adjustments to this estimate and differences between estimates and the amounts subsequently paid are reflected in the Consolidated Statements of Operations as they occur.

FOREIGN CURRENCY TRANSLATION

    The assets and liabilities of foreign companies are translated at year-end exchange rates. Results of operations are translated at the average rates of exchange in effect during the year. The resultant translation adjustment is included as a component of accumulated other comprehensive loss within consolidated common stockholders' equity.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    Effective September 30, 1997, the Company files a U.S. consolidated federal income tax return. The Company has adopted the calendar year as its fiscal year. The Company files separate income tax returns in states where a consolidated return is not permitted. The Company was included in the consolidated federal income tax return of Cendant through September 29, 1997. Pursuant to the regulations under the Internal Revenue Code, the Company's pro rata share of the consolidated federal income tax liability of Cendant was allocated to the Company on a separate return basis. In accordance with Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES" ("SFAS 109"), deferred income tax assets and liabilities are measured based upon the difference between the financial accounting and tax basis of assets and liabilities.

PENSIONS

    Costs of the defined benefit plans are actuarially determined under the projected unit credit cost method and include amounts for current service and interest on projected benefit obligations and plan assets. The Company's policy is to fund at least the minimum contribution amount required by the Employee Retirement Income Security Act of 1974.

ADVERTISING

    Advertising costs are expensed as incurred. Advertising costs were $86.7 million, $77.7 million and $65.6 million for the years ended December 31, 1999, 1998 and 1997, respectively.

DERIVATIVE FINANCIAL INSTRUMENTS

    Derivative financial instruments are used to manage exposure to market risks associated with fluctuations in interest rates. Analyses are performed on an on-going basis to determine that a high correlation exists between the characteristics of derivative instruments and the assets or transactions being hedged. As a matter of policy, derivative activities are not engaged for trading or speculative purposes. Exposure to credit-related losses exist in the event of non-performance by counterparties to certain derivative financial instruments. At December 31, 1999, the Company's identified derivative financial instruments (see Recent Accounting Pronouncements below) include interest rate swap agreements, interest rate cap and floor agreements, gasoline options and options imbedded in certain instruments (see Notes 10, 12 and 14).

    Interest on the Company's interest rate swap agreements, and interest rate cap and floor agreements are cash settled on a net basis for each agreement quarterly. The Company's swaption agreement is marked to market with adjustments to the swaption's fair value recorded in earnings. Gains or losses from the sale or exercise of gasoline options are recognized when the underlying option is sold.

ENVIRONMENTAL COSTS

    The Company's operations include the storage and dispensing of gasoline. The Company accrues losses associated with the remediation of accidental fuel discharges when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform with the presentation of the current year's consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

    A recent pronouncement of the Financial Accounting Standards Board which is not required to be adopted at this date, is SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("SFAS 133"), which is effective for the Company's consolidated financial statements for the year ending December 31, 2001. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that any entity recognize all derivatives as either assets or liabilities in the statement of financial position at fair value. Avis Rent A Car has not completed its assessment of the effect on the Company's consolidated financial statements that will result from the adoption of SFAS 133.

NOTE 2--ACQUISITIONS

    On March 19, 1999, and June 30, 1999, the Company purchased the common stock and franchise rights of Rent-A-Car Company, Incorporated, of Richmond, Virginia ("Rent-A-Car, Inc.") and Motorent, Inc. of Nashville Tennessee ("Motorent") for approximately $10.1 million and $49.3 million, respectively. These acquisitions were financed through internally generated funds.

    On June 30, 1999, the Company completed the transaction contemplated by the Merger Agreement with PHH Corporation, PHH Holdings Corporation and the Acquisition Subsidiary. Pursuant to the Merger Agreement, the Acquisition Subsidiary and PHH Holdings merged on June 30, 1999 and the Acquisition Subsidiary acquired the fleet leasing and fuel card businesses of VMS for approximately $1.8 billion and refinanced VMS indebtedness of approximately $3.5 billion. The acquisition financing included borrowings by the Company of $1.0 billion of term loans, the issuance by the Company of $500 million of senior subordinated notes, and the issuance by the acquisition subsidiary of $362.0 million of preferred stock (see Notes 10,14 and 15).

    In connection with the VMS Acquisition, the Company received a perpetual, royalty-free license to use the VMS trademarks, including the "PHH" name and logo. PHH Corporation and PHH Holdings entered into a 5-year non-compete agreement with Avis Group Holdings, Inc. and the Acquisition Subsidiary. The Acquisition Subsidiary also received a limited license to use the Cendant name in Europe and the United States for a period of up to one year. In addition, the parties have entered into agreements under which Cendant agreed to provide the Company with computer services and with transitional services with respect to various administrative services, including payroll and benefits, which had previously been provided to VMS by Cendant. In addition, the Acquisition subsidiary has entered into an agreement under which it will provide Cendant with certain transitional administrative services which had previously been provided by VMS.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 2--ACQUISITIONS (CONTINUED)
    The preliminary purchase cost allocation for the Company's acquisitions of Rent-A-Car Inc., Motorent and VMS, are subject to adjustment, when additional information concerning asset and liability valuations are obtained. The final asset and liability fair values will differ from those set forth in the accompanying statement of financial position at December 31, 1999. However, the changes are not expected to have a material effect on the financial position of the Company.

    The following is the preliminary purchase cost allocation of the acquisitions described above (in thousands):

Purchase cost...............................................  $1,917,949
                                                              ----------
Fair value of:
  Assets acquired...........................................   4,810,307
  Liabilities assumed.......................................  (4,271,804)
                                                              ----------
Net assets..................................................     538,503
                                                              ----------
Cost in excess of net assets acquired.......................  $1,379,446
                                                              ==========

    The following unaudited pro forma information presents the results of operations of the Company as if the acquisition of VMS for approximately $1.9 billion (including the issuance of Series A and Series C Preferred Stock) and the refinancing of VMS indebtedness and related adjustments had taken place on January 1, 1998 (in thousands, except per share data):

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                          1999          1998
                                                       -----------   -----------
Revenue..............................................  $4,144,670    $3,907,039
                                                       ==========    ==========
Income before provision for income taxes.............  $  141,402    $   65,596
                                                       ==========    ==========
Net income...........................................  $   73,171    $   26,916
Preferred stock dividends............................      18,220        18,220
                                                       ----------    ----------
Earnings applicable to common stockholders...........  $   54,951    $    8,696
                                                       ==========    ==========
Earnings per share:
Basic................................................  $     1.75    $      .25
                                                       ==========    ==========
Diluted..............................................  $     1.72    $      .25
                                                       ==========    ==========

    On May 1, 1998, the Company acquired the assets of the car rental business of Hayes Leasing Company, Inc., including the Avis System franchises for the cities of Austin, Fort Worth and San Antonio, and the counties of Dallas and Tarrant, Texas for approximately $86 million in cash plus the refinancing of fleet-related indebtedness, which totaled approximately $136 million for a total purchase price of approximately $222 million. In addition, during the year ended December 31, 1998, the Company purchased the assets of several other Avis System franchises for approximately $15 million in cash. If these Acquisitions had occurred on January 1, 1999 or 1998, they would not have had a material impact on the Company's results of operations. The excess purchase price over the net assets acquired for these acquisitions was approximately $90 million.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 2--ACQUISITIONS (CONTINUED)
    The following is the purchase cost allocation for the acquisition of the car rental assets of Hayes Leasing Company, Inc. and other Avis System franchises during the year ended December 31, 1998 mentioned above (in thousands):

Purchase cost...............................................  $237,182
                                                              --------
Fair value of:
  Assets acquired...........................................   153,828
  Liabilities assumed.......................................    (7,319)
                                                              --------
Net assets..................................................   146,509
                                                              --------
Cost in excess of net assets acquired.......................  $ 90,673
                                                              ========

    In 1997, the Company purchased First Gray Line and the franchise rights of another Avis System franchisee. These acquisitions had an aggregate purchase cost of approximately $199 million. The excess purchase cost over net assets acquired was approximately $168 million.

    The following is the purchase cost allocation for these 1997 acquisitions mentioned above (in thousands):

Purchase cost...............................................  $199,381
                                                              --------
Fair value of:
  Assets acquired...........................................   351,517
  Liabilities assumed.......................................   320,269
                                                              --------
Net assets..................................................    31,248
                                                              --------
Cost in excess of net assets acquired.......................  $168,133
                                                              ========

    The acquisition of the franchise rights of the additional Avis System franchisee, if it had occurred on January 1, 1997, would not have had a material impact on the results of operations of the Company.

    The following unaudited pro-forma information presents the results of operations of the Company, which assumes that the following transactions had occurred on January 1, 1997 (i) the acquisition of the Company by Cendant and the establishment of a franchisor/franchisee relationship, (ii) the acquisition of First Gray Line and (iii) the repayment of debt with the net proceeds (after the purchase of First Gray Line) from the IPO (in thousands, except earnings per share amounts):

                                                                 1997
                                                              ----------
Revenue.....................................................  $2,175,897
                                                              ==========

Net income..................................................  $   39,432
                                                              ==========

Basic earnings per share....................................  $     1.28
                                                              ==========

Diluted earnings per share..................................  $     1.26
                                                              ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 2--ACQUISITIONS (CONTINUED)
    The above mentioned acquisitions have been accounted for by the purchase method. The financial statements include the operating results of acquisitions subsequent to their dates of acquisition.

NOTE 3--RESTRICTED CASH

    At December 31, 1999 and 1998, restricted cash includes an escrow amount of $90,000,000 as required under the Company's debt agreements, to provide additional credit enhancement on the Company's Medium Term Notes and Domestic Asset Backed Securities-Variable Fund Notes (see Note 10). Also included in restricted cash at December 31, 1999 is $116,244,000 related to the VMS Domestic and Foreign ABS Facilities and certain amounts which are set aside to satisfy claims under the Company's self-insurance programs and other obligations of the Company.

NOTE 4--ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net at December 31, 1999 and 1998 consist of the following (in thousands):

                                                           1999        1998
                                                        ----------   --------
Vehicle leasing and other fee based...................  $  699,006
Due from General Motors...............................     196,497   $161,377
Vehicle rentals.......................................     109,084    104,032
Vehicle related.......................................      51,282     65,586
Value added and provincial taxes......................      28,427
Damage claims.........................................      13,715     14,710
Other.................................................      25,398     18,219
                                                        ----------   --------
                                                         1,123,409    363,924
Less allowance for doubtful accounts..................      (7,669)    (3,350)
                                                        ----------   --------
                                                        $1,115,740   $360,574
                                                        ==========   ========

    Vehicle related amounts include receivables for vehicles sold under guaranteed repurchase contracts ("Repurchase Programs") and amounts due for incentives and allowances. Incentives and allowances are based on all of the following: the volume of vehicles to be purchased for a model year, the manufacturers' willingness to encourage the Company to retain vehicles rather than return the vehicles back to the manufacturer and the purchase of particular models not subject to repurchase under "buyback" arrangements. Incentives and allowances are amortized to income over the average holding period of the vehicles (see Notes 7 and 24).

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 5--DUE TO AFFILIATES, NET

    Due to affiliates, net at December 31, 1999 and 1998 consist of amounts due Cendant or its consolidated subsidiaries of $59.4 million and $22.3 million, respectively, for services. Non-interest bearing advances represent intercompany transactions relating primarily to royalty fees, reservation processing and data processing.

    Expense items of the Company include the following items from Cendant and affiliates of Cendant for the years ended December 31, 1999, 1998 and 1997 (in thousands):

                                                  1999       1998       1997
                                                --------   --------   --------
Royalty fee...................................  $100,031   $ 91,904   $ 81,846
Reservations..................................    58,063     49,872     43,240
Data processing and other.....................    43,700     35,844     41,896
Rent..........................................     4,639      4,648      4,927
                                                --------   --------   --------
                                                $206,433   $182,268   $171,909
                                                ========   ========   ========

    These charges seek to reimburse the affiliated company for the actual costs incurred. They are determined in accordance with various intercompany agreements and include certain allocations which are based upon such factors as square footage, employee salaries, computer usage time, etc. Effective January 1, 1997, Cendant charged the Company a royalty fee of 4.0% of revenue for the use of the Avis trade name. The royalty fee of 4.0% consists of a base royalty of 3.0% of the vehicle rental segment's gross revenue and a supplemental royalty of 1.0% of the vehicle rental segment's gross revenue payable quarterly in arrears, which will increase periodically to a maximum of 1.5% in 2003. The supplemental royalty or a portion thereof may be deferred if the Company does not meet certain financial targets.

    In addition, for the years ended December 31, 1999 and 1998, the Company was charged by Cendant approximately $4.1 million and $3.8 million for certain software developed for internal use, which has been capitalized on the accompanying Consolidated Statements of Financial Position. Under the Computer Services Agreement with Cendant, dated July 30, 1997, software developed for the Company's internal use is charged to the Company at Cendant's cost.

NOTE 6--FINANCE LEASE RECEIVABLES

    Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is for either the account of the lessor (PHH Europe) or the lessee (both PHH North America and PHH Europe). The net investment in leases and leased vehicles at December 31, 1999 consisted of the following (in thousands):


Future minimum lease payments receivable....................  $561,157
Estimated unguaranteed residual value.......................   392,191
Less unearned income........................................   (82,314)
                                                              --------
                                                              $871,034
                                                              ========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 6--FINANCE LEASE RECEIVABLES (CONTINUED)
    At December 31, 1999, future minimum lease payments on the Company's direct financing leases are as follows (in thousands):


2000........................................................    $243,645
2001........................................................     175,791
2002........................................................      94,459
2003........................................................      33,088
2004........................................................       7,841
Thereafter..................................................       6,333
                                                                --------
                                                                $561,157
                                                                ========

NOTE 7--VEHICLES, NET

    Vehicles at December 31, 1999 and 1998 consist of the following (in thousands):

                                                                    1999
                                                           -----------------------      1998
                                                            VEHICLE      VEHICLE      VEHICLE
                                                             RENTAL      LEASING       RENTAL
                                                           ----------   ----------   ----------
Rental vehicles..........................................  $3,683,864                $3,443,385
Vehicles under open-end operating leases.................               $3,337,191
Vehicles under closed-end operating leases...............                  230,693
Buses and support vehicles...............................      81,150                    67,786
Vehicles held for sale...................................      19,757       40,400       21,871
                                                           ----------   ----------   ----------
                                                            3,784,771    3,608,284    3,533,042
Less accumulated depreciation............................    (417,409)    (474,275)    (368,226)
                                                           ----------   ----------   ----------
                                                           $3,367,362   $3,134,009   $3,164,816
                                                           ==========   ==========   ==========

    Depreciation expense recorded for rental vehicles was $644.6 million, $576.2 million and $460.6 million for the years ended December 31, 1999, 1998, and 1997, respectively. Depreciation expense recorded for leasing vehicles for the period June 30, 1999 (date of acquisition) through December 31, 1999 was $507.7 million. Rental vehicle depreciation expense for rental vehicles is stated net of amortization of certain incentives and allowances from various vehicle manufacturers of approximately $120 million, $119 million and $121 million for the years ended December 31, 1999, 1998 and 1997, respectively. Rental vehicle depreciation expense also reflects a net gain (loss) on the disposal of vehicles of $(5.4) million, $(6.8) million and $7.0 million for the years ended December 31, 1999, 1998, and 1997, respectively.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 7--VEHICLES, NET (CONTINUED)
    At December 31, 1999, future minimum lease payments to be received on the Company's open-end and closed-end operating leases are as follows (in thousands):

YEARS
2000........................................................  $1,122,002
2001........................................................     921,121
2002........................................................     619,250
2003........................................................     290,897
2004........................................................      96,987
Thereafter..................................................      92,673
                                                              ----------
Total.......................................................  $3,142,930
                                                              ==========

    Other fleet leasing vehicles with net carrying amounts of $233.6 million at December 31, 1999, are included in special purpose entities which are not owned by the Company. These entities do not require consolidation as they are not controlled by the Company and all risks and rewards rest with the owners. Additionally, managed vehicles totaling approximately $110.9 million at December 31, 1999, are owned by special purpose entities, which are owned by the Company. However, such assets and related liabilities have been netted in the Consolidated Statements of Financial Position since there is a two-party agreement with determinable accounts, a legal right to offset exists and the Company exercises its right of offset in settlement with client corporations received from vehicle manufacturers are partially recognized at the time of acquisition of the leased vehicle, a portion is deferred and recognized on a straight line basis over the lease term of the vehicle, and a portion is deferred and recognized at the time the vehicle is disposed of.

VEHICLE SALE--LEASEBACK TRANSACTIONS

    During 1999, the Company entered into a sale-leaseback transaction with an independent third party ("Counterparty") in Canada. In addition, the Company is party to similar arrangements with the Counterparty resulting from transactions incurred prior to 1999. Under this arrangement, the Company sells its net investment in operating leases and leased vehicles to the Counterparty. Then, it repurchases the leased vehicles (the Counterparty retains the lease rights). Subsequently, the Company leases the vehicles under a direct financing lease to the Counterparty. The Counterparty prepays all lease payments except for an agreed-upon residual amount. These residual amounts are typically 3% to 4.5% of the total lease exposure from these transactions. The total amount of net investment in operating leases and leased vehicles sold under this agreement was $48.1 million. At December 31, 1999, the total outstanding prepaid rent and residual amounts outstanding under such agreements was $286.7 million and $16.1 million respectively. The total revenues recognized under these agreements was $60.6 million for 1999.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 8--PROPERTY AND EQUIPMENT, NET

    Property and equipment, net at December 31, 1999 and 1998 consist of the following (in thousands):

                                                            1999       1998
                                                          --------   --------
Land....................................................  $ 28,270   $ 23,726
Buildings...............................................     8,191      8,655
Leasehold improvements..................................   119,702     87,830
Furniture, fixtures and equipment.......................    52,823     16,869
Construction-in-progress................................    32,975     32,236
                                                          --------   --------
                                                           241,961    169,316
Less accumulated depreciation and amortization..........   (44,134)   (24,271)
                                                          --------   --------
                                                          $197,827   $145,045
                                                          ========   ========

    In December 1999, VMS in the U.K. entered into a sale and lease back for an office building. The selling price of the office building was approximately $32.2 million. The period of the lease is 16 years. The gain on the sale of the office building of $16.4 million has been reflected in the Consolidated Statement of Financial Position at December 31, 1999, as a reduction of cost in excess of net assets acquired, net.

NOTE 9--ACCRUED LIABILITIES

    Accrued liabilities at December 31, 1999 and 1998 consist of the following (in thousands):

                                                            1999       1998
                                                          --------   --------
Payroll and related costs...............................  $106,209   $103,043
Taxes, other than income taxes..........................    15,664      9,349
Rents and property related..............................    36,270     22,241
Interest................................................    28,866      6,140
Sales and marketing.....................................    54,749     43,704
Vehicle related.........................................    29,355     27,102
Other...................................................    98,340    114,625
                                                          --------   --------
                                                          $369,453   $326,204
                                                          ========   ========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 10--FINANCING AND DEBT

    Debt outstanding at December 31, 1999 and 1998 consist of the following (in thousands):

                                                                 1999         1998
                                                              ----------   ----------
VEHICLE RENTAL
Commercial Paper Notes......................................  $1,026,261   $  678,377
Short-term notes-foreign....................................     111,259       74,881
Series 1997-1A asset backed Medium Term Notes due May
  through October 2000 at 6.22%.............................     800,000      800,000
Series 1997-1B asset backed Medium Term Notes due May
  through October 2002 at 6.40%.............................     850,000      850,000
Series 1998-1 asset backed Medium Term Notes due December
  2004 through May 2005 at 6.14%............................     600,000      600,000
Revolving credit facility due June 2005.....................      62,000
Other.......................................................       5,902       11,454
                                                              ----------   ----------
  TOTAL VEHICLE RENTAL DEBT.................................   3,455,422    3,014,712
                                                              ----------   ----------
VEHICLE LEASING AND OTHER FEE BASED
Commercial Paper Notes......................................   1,521,498
Canadian short term borrowings..............................      44,563
Series 1999-2 floating rate asset-backed notes, Class A-1...     550,000
Series 1999-2 floating rate asset-backed notes, Class A-2...     450,000
Foreign Asset Backed Securities--UK Advances................     850,443
Self-fund notes.............................................      30,397
Wright Express Certificates of Deposit......................      67,482
                                                              ----------
  TOTAL VEHICLE LEASING AND OTHER FEE BASED DEBT............   3,514,383
                                                              ----------
ACQUISITION FINANCING
Term A Loan Notes due June 2005.............................     250,000
Term B Loan Notes due June 2006.............................     375,000
Term C Loan Notes due June 2007.............................     375,000
Senior Subordinated Notes due May 2009 at 11.00%............     500,000
                                                              ----------
  TOTAL ACQUISITION FINANCING...............................   1,500,000
                                                              ----------   ----------
  TOTAL DEBT................................................  $8,469,805   $3,014,712
                                                              ==========   ==========

VEHICLE RENTAL DEBT

    On July 31, 1997, the Company, through its wholly-owned subsidiary Avis Rent A Car System, Inc. ("ARACS"), entered into a domestic integrated fleet financing program that provided for financing for vehicles covered by Repurchase Programs, (the "Avis ABS Facility"). As of December 31, 1999, the availability of the domestic integrated fleet under this program is $3.75 billion. The domestic integrated fleet financing program provides for the issuance of up to $1.5 billion of asset-backed variable funding notes (the "Commercial Paper Notes") and $2.25 billion of asset backed medium term notes (the "Medium Term Notes"). The Commercial Paper Notes and the Medium Term Notes are backed by a first priority security interest in the domestic rental fleet. Additional credit enhancement was provided for the Medium Term Notes by establishing an escrow account of $90 million, which is included in

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 10--FINANCING AND DEBT (CONTINUED)
"Restricted Cash" (see Note 3) on the accompanying Consolidated Statements of Financial Position at December 31, 1999 and 1998, respectively. The weighted average interest rates on the Commercial Paper Notes were 5.3% and 5.5% for the years ended December 31, 1999 and 1998. Average borrowings in the Commercial Paper Notes during the years ended December 31, 1999 and 1998 was $1,079.3 million and $809.7 million, respectively.

    On June 30, 1999, the Company entered into a $1.35 billion secured credit facility (the "Credit Facility") which is guaranteed by certain of it's subsidiaries. This facility replaced a similar facility that ARAC had entered into on July 31, 1997. The Credit Facility consists of (i) $1 billion of Term Loans (see Acquisition Financing below), (ii) a revolving credit facility of up to $350 million which is available on a revolving basis until June 30, 2005 in order to finance the working capital needs of the Company in the ordinary course of business (with up to $75 million of such amount available for the issuance of standby letters of credit to support workers' compensation and other insurance and bonding requirements of ARACS, the Company and its subsidiaries in the ordinary course of business, and a 364 day standby letter of credit facility of up to $225 million available to fund (a) any shortfall in certain payments owing to AESOP Leasing, a subsidiary of ARACS pursuant to fleet agreements and (b) maturing Commercial Paper Notes if such Commercial Paper Notes cannot be repaid through the issuance of additional Commercial Paper Notes or draws under the liquidity facility supporting the Commercial Paper Notes). At December 31, 1999 and 1998, the Company had issued letters of credit of $29.2 million and $31.9 million under the revolving credit facility and $150 million and $150 million under the $225 million standby letter of credit facility, respectively. Under the terms of the Revolving Credit Facility, the Company had outstanding $62 million as of December 31, 1999 at a variable interest rate with terms identical to the Term A Loan Notes (see Acquisition Financing below).

    The Credit Facility is secured by the tangible and intangible assets of the Company (including, without limitation, its intellectual property, its rights under the Master License Agreement and related agreements, real property and all of the capital stock or equivalent equity ownership interests of the Company and each of its direct and indirect domestic subsidiaries and 65% of the Company first-tier foreign subsidiaries), except for those assets which are subject to a negative pledge or as to which the agents for the Credit Facility shall determine in their sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

    The weighted-average interest rates of the short-term notes-foreign as of December 31, 1999 and 1998 were 5.8% and 6.0%, respectively.

VEHICLE LEASING AND OTHER FEE BASED DEBT

    In connection with the VMS Acquisition (see Note 2), Avis Group Holdings, Inc. refinanced the VMS existing fleet debt with the proceeds of $2,735,507 domestic and $720,000 foreign asset-backed securities issued pursuant to an offering of asset-backed securities (the "Interim VMS ABS Offering"), under certain fleet financing facilities and together with the Avis ABS Facility. The domestic securities comprising the Interim VMS ABS Offering are issued by a bankruptcy remote special purpose entity (the "Domestic ABS Issuer") and placed initially with a single multi-seller commercial paper conduit, and thereafter may be syndicated to one or more other bank sponsored conduits (collectively the "CP Conduits"). The CP Conduits will acquire Domestic Variable Funding Notes ("VFNs"), Domestic Preferred Membership Interests and U.K. Advances using the proceeds of commercial paper issuances. In addition, from time to time, the Domestic ABS Issuer may issue medium-term notes secured by the

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 10--FINANCING AND DEBT (CONTINUED)
Domestic ABS Assets, using the proceeds of any such offerings to reduce the amount of Domestic VFNs then outstanding.

    On October 28, 1999, $1 billion of 7 and 12 year Medium Term Notes ("MTN's") were issued to replace a like amount of Domestic VFN's. This facility consists of two classes of floating rate asset-backed notes; Class A-1 notes, which total $550 million and Class A-2 notes, which total $450 million. Both classes of notes have an interest rate, which is reset monthly at LIBOR plus 32 basis points for the Class A-1 notes and LIBOR plus 35 basis points for the Class A-2 notes. The Class A-1 notes have an average expected life of 2 years and commence amortizing in March 2001 and have a final stated maturity of October 2006. The Class A-2 notes have an average expected life of 3 years and commence amortizing when the Class A-1 notes are repaid in full. The Class A-2 notes have a final stated maturity of October 2011. Both classes of notes are rated AAA by Standard and Poors and Aaa by Moody's. In addition to the floating rate asset-backed notes, the Company may issue up to $1.75 billion Variable Funding Investor Notes to a group of multi seller commercial paper conduits. The Domestic VFN agreement expires in June 2000 and is renewable annually. The blended interest rate in effect (including program fees from 32 to 35 basis points) at December 31, 1999 for the domestic asset-backed securities is 6.71%. The Company has also issued two series of Senior Preferred Membership Interests (see Note 11), which total $99.3 million at a rate (including program fees of 70 basis points) of 6.97 % at December 31, 1999.

    VMS-U.K. currently has a $856 million asset-backed facility (the "U.K. ABS Facility"), which is supported by the leased vehicles and fuel card receivables of the various VMS-U.K entities. VMS-U.K. is funded through a group of multi-seller commercial paper conduits. The interest rate is variable and is based on commercial paper notes plus a weighted average margin of approximately 45 basis points. As of December 31, 1999, there was approximately $850 million outstanding at a blended rate of 6.66%. This facility expires in December 2000 and is renewable annually.

SELF-FUND NOTES

    Self-fund notes represent loans made by customers to purchase leased vehicles. Repayment of these notes is matched to payments on the underlying lease including the disposal of the vehicles at maturity. Interest can be fixed or floating, depending on the underlying leases. The average interest rate at December 31, 1999 was 5.1%. The loans are repayable at expiration of the various lease terms. At December 31, 1999 self-funded notes expire between 2003 and 2013.

WRIGHT EXPRESS CERTIFICATES OF DEPOSIT

    At December 31, 1999, scheduled maturities of certificates of deposit of $67.5 million are all less than one year. The interest rates range from 5.2% to 6.25%.

ACQUISITION FINANCING

    In connection with the VMS Acquisition (see Notes 1 and 2 ), the Company entered into $1 billion of term loans, consisting of $250 million ("Term A Loan"), $375 million ("Term B Loan") and $375

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 10--FINANCING AND DEBT (CONTINUED)
million ("Term C Loan"), under the credit facility described previously. These amounts are outstanding as of December 31, 1999 and accrue interest as follows:

    Term Loans A, B, C and Revolving Loans bear interest at either Chase Manhattan Bank's ("Chase") alternate base rate ("ABR") or the Eurodollar rate (at the Company's option) plus the applicable margin. As of December 31, 1999, the applicable margin and interest rate for each type of loan is as follows:

                                                 WEIGHTED AVERAGE   DECEMBER 31, 1999
                                     ABR LOANS   EURODOLLAR LOANS     INTEREST RATE
                                     ---------   ----------------   -----------------
Revolving Loans....................    1.75%          2.75%               8.20%
Term A Loan........................    1.75%          2.75%               8.41%
Term B Loan........................    2.25%          3.25%               8.92%
Term C Loan........................    2.50%          3.50%               9.16%

    The agreements with the Company's lenders include a number of significant covenants that, among other things, restrict its ability to dispose of non-fleet assets, incur additional indebtedness, create liens, prohibit the payment of dividends, enter into certain investments or acquisitions, repurchase or redeem capital stock, engage in mergers or consolidations or engage in certain transactions with affiliates and otherwise restrict corporate activities. Certain of these agreements also require the Company to maintain specified financial ratios. As of December 31, 1999, the Company was in compliance with all such covenants related to these agreements.

    In addition, the Company issued $500 million of Senior Subordinated Notes due May 1, 2009 with an interest rate of 11% (the "Senior Subordinated Notes"). The Senior Subordinated Notes are subordinated in the right of payment to all existing and future senior indebtedness of the Company and are unconditionally guaranteed on a senior subordinated basis by ARACS and other domestic subsidiaries of the Company that guarantees the Senior Credit Facility (as defined). Interest is payable semi-annually commencing November 1, 1999.

    Mandatory maturities of long-term obligations, including current maturities, for each of the next five years ending December 31, and thereafter, are as follows (in thousands):

2000........................................................  $ 828,104
2001........................................................    387,795
2002........................................................  1,189,964
2003........................................................    251,644
2004........................................................    359,631
Thereafter..................................................  1,831,164

OTHER CREDIT FACILITIES

    At December 31, 1999, in addition to the credit facilities previously described, the Company had credit facilities available to support various international and other operations. At December 31, 1999, the total available under these facilities was $625.8 million of which $393.0 million was unused and available. Amounts unused under these facilities require an annual fee of 0.2% to 0.4% of the unused portion. In addition, the Company had available letters of credit/overdraft agreements in place,

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 10--FINANCING AND DEBT (CONTINUED)
renewable annually at the Company's option and the bank's discretion. At December 31, 1999, the Company had $45.1 million available, against which there are outstanding Letters of Credit totaling $27.6 million. The collateral for certain of these agreements consists of a pledge of certain cash balances, in the amount of $25 million, which are included in "Restricted Cash" on the accompanying Consolidated Statements of Financial position.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company has derivative financial instruments at December 31, 1999 that are sensitive to fluctuations in interest rates and gasoline prices. The following derivative instruments agreements have been entered into by the
Company:

    To reduce the risk from interest rate fluctuations under its asset based debt agreements, the Company has entered into domestic and foreign interest rate cap and interest rate floor agreements with durations of 10 and 5 years, respectively. The interest rate cap and interest rate floor agreements have notional values of $672.8 million and $436.2 million and $591.7 million and $591.7 million, respectively. The agreements established the domestic and foreign interest rate ceiling and floor on the asset-backed vehicle financing of 6.13% and 5.0% and 6.3% and 5.5%, respectively.

    The Company was party to twenty five and four interest rate swap agreements at December 31, 1999 and 1998, respectively, to reduce the impact of changes in interest rates on certain outstanding debt obligations. These agreements effectively change the Company's interest rate exposure on $842.2 million and $288.6 million of its outstanding debt from a weighted average variable interest rate to an average fixed rate of 5.3% and 4.8% at December 31, 1999 and 1998, respectively. The variable interest rates for certain of these interest rate swap agreements are either reset quarterly or monthly based upon various indices, including 30 day commercial paper, 3 month LIBOR and 3 month Canadian Bankers Acceptances. Interest is cash settled on a net basis for each agreement quarterly. The interest rate swap agreements will terminate between May 2000 and May 2005. Under certain of the swap agreements terminating in August 2003, the counter-party has the right to terminate one of the agreements in August 2000 and one agreement in August 2001. Under a Swap Agreement terminating in May 2005, the counterparty has the right to terminate the agreement in June 2001. The differential to be paid or received is recognized ratably as interest rates change over the life of the agreements as an adjustment to interest expense.

    The net interest differential (credited) charged to interest expense for the periods ended December 31, 1999, 1998 and 1997 was ($773,000), $53,000, and
$909,000, respectively. The Company is exposed to credit risk in the event of non-performance by counterparties to its interest rate swap agreements. Credit risk is limited by entering into such agreements with institutions with high credit ratings. Therefore, the Company does not anticipate that non-performance by counterparties will occur. Notwithstanding this, the Company monitors counterparty credit ratings at least quarterly through reviewing independent credit agency reports.

    Both current and potential exposure are evaluated, as necessary, by obtaining replacement cost information from alternative dealers. Potential loss to the Company from credit risk on these agreements is limited to amounts receivable, if any.

    Depending on market fundamentals of the price of gasoline and other conditions, the Company may purchase put options to reduce or eliminate the risk of gasoline price declines. Put options

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 10--FINANCING AND DEBT (CONTINUED)
purchased by the Company effectively establish a minimum sales transaction fee for the volume of gasoline purchased on the Company's programs. An increase in the value of the options is highly correlated to a decrease in the average price of gasoline purchased by the Company's cardholders. Put options permit the Company to participate in price increases above the option price. The cost of an option is amortized in the month the options expire. Gains and losses from the sale or exercise of options are recognized when the underlying option is sold. At December 31, 1999, the total contract amount of such options was 31.1 million gallons of gasoline and the unamortized cost of these options was $313 thousand and is included in other assets in the accompanying Consolidated Statements of Financial position.

NOTE 11--MINORITY INTEREST (PREFERRED MEMBERSHIP INTEREST)

    In connection with the issuance of the Vehicle Leasing ABS Facility (see
Note 10), the Company has issued two Series 1999-2 Senior Preferred Membership Interests ("PMI's") of which $99.3 million are outstanding at a distribution rate of 6.97% at December 31, 1999. The PMI's represent an equity interest in one of the Company's domestic vehicle leasing subsidiaries and accordingly, are reported as minority interest (preferred membership interest), on the accompanying Consolidated Statements of Financial Position at December 31, 1999. The holders of the Preferred Membership Interest are entitled to receive dividends based upon the funding costs of the multi-seller commercial paper conduits, plus a program fee of 0.70% per annum. The dividend periods correspond to the same interest periods as the 1999-2 floating rate asset-backed notes. For the year ended December 31, 1999, the Company accrued approximately $5.9 million of distributions, which are reflected in the accompanying Consolidated Statements of Operations as minority interest.

NOTE 12--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The net interest receivable and the estimated fair value of the Company's interest rate swaps, caps and floors, swaption agreement and gasoline put options represent assets of approximately $763 thousand and $15.2 million, respectively, at December 31, 1999. At December 31, 1998, the net interest receivable and estimated fair value of the Company's interest rate swap agreements represent assets of approximately $268 thousand and $885 thousand, respectively.

    For instruments including cash and cash equivalents, restricted cash, accounts receivable, and accounts payable, the carrying amount approximates fair value because of the short maturity of these instruments. The fair value of floating-rate debt approximates carrying value because these instruments re-price frequently at current market prices. At December 31, 1999 and 1998, the fair value of the Medium Term Notes, Asset Backed Securities and Senior Subordinated Notes is (less than), exceeds the carrying value by approximately $(27.7) million and $44.5 million, respectively.

    At December 31, 1999 the Company had $371 million of preferred stock which approximates fair value. The Company believes that it is not practicable to estimate the current fair value of the amounts due to affiliates, net, because of the related party nature of the instruments.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 13--INCOME TAXES

    The provision for income taxes for the years ended December 31, 1999, 1998 and 1997 consist of the following (in thousands):

                                                     1999       1998       1997
                                                   --------   --------   --------
Current:
  Federal........................................             $   800
  State..........................................  $ 2,010        980    $ 1,013
  Foreign........................................   14,295      8,470     12,676
                                                   -------    -------    -------
                                                    16,305     10,250     13,689
                                                   -------    -------    -------
Deferred:
  Federal........................................   42,095     33,200     12,463
  State..........................................    3,596      3,520        410
  Foreign........................................   11,336      1,737     (3,712)
                                                   -------    -------    -------
                                                    57,027     38,457      9,161
                                                   -------    -------    -------
Provision for income taxes.......................  $73,332    $48,707    $22,850
                                                   =======    =======    =======

    The effective income tax rates for the years ended December 31, 1999, 1998 and 1997 vary from the statutory U.S. federal income tax rate due to the following (dollar amounts in thousands):

                                                        1999                  1998                  1997
                                                 -------------------   -------------------   -------------------
Statutory U.S. federal income tax provision/tax
  rate.........................................  $58,071      35.0%    $39,280      35.0%    $17,613      35.0%
Tax effect of foreign operations and
  dividends....................................    2,628       1.6       2,677       2.4       1,436       2.9
Amortization of cost in excess of net assets
  acquired and other intangibles...............    8,190       4.9       3,351       3.0       2,369       4.7
State income taxes, net of federal tax
  benefit......................................    3,644       2.2       2,925       2.6         924       1.8
Other non-deductible business expenses.........      799       0.5         474       0.4         508       1.0
                                                 -------      ----     -------      ----     -------      ----
Effective income tax provision/tax rate........  $73,332      44.2%    $48,707      43.4%    $22,850      45.4%
                                                 =======      ====     =======      ====     =======      ====

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 13--INCOME TAXES (CONTINUED)
    In accordance with SFAS 109, the net deferred income tax (liabilities) assets at December 31, 1999 and 1998, include the following (in thousands):

                                                                1999        1998
                                                              ---------   ---------
GROSS DEFERRED INCOME TAX ASSETS:
Accrued liabilities.........................................  $ 241,631   $ 230,575
Net operating loss carryforwards............................    138,392     118,437
Alternative minimum income tax credit carryforwards.........      4,199       3,825
                                                              ---------   ---------
                                                                384,222     352,837
                                                              ---------   ---------
GROSS DEFERRED INCOME TAX LIABILITIES:
Tax depreciation in excess of book depreciation.............   (546,938)   (247,090)
Prepaids and other..........................................    (18,540)    (16,592)
                                                              ---------   ---------
                                                               (565,478)   (263,682)
                                                              ---------   ---------
Net deferred income tax (liabilities) assets................  $(181,256)  $  89,155
                                                              =========   =========

    In connection with the adoption of SFAS No. 130, "REPORTING COMPREHENSIVE INCOME" ("SFAS 130"), the Company has included in net deferred income tax (liabilities) assets and common stockholders' equity, an increase of $4.6 million, $3.1 million, and $3.8 million related to the income tax effects of the Foreign Currency Translation Adjustment and Minimum Pension Liability for the years ended December 31, 1999, 1998, and 1997, respectively.

    The Company has alternative minimum tax net operating loss carryforwards of $211.9 million. The federal net operating loss carryforward is $370.9 million which expires as follows: 2000, $11.6 million; 2001, $7.1 million; 2004, $93.1 million; 2007, $67.7 million; 2008, $41.1 million; 2009, $18.3 million; 2010,
$1.1 million; 2017, $83.7 million; 2018, $1 million and 2019, $46.2 million.

    Deferred income taxes were not provided on accumulated earnings of foreign subsidiaries of $99,164,000 at December 31, 1999 because such accumulated undistributed earnings are considered to be permanently reinvested. If these amounts were not considered permanently reinvested, additional deferred income taxes of approximately $45,133,000 would have been provided at December 31, 1999.

NOTE 14--PREFERRED STOCK (IN THOUSANDS)

                                                        SERIES A    SERIES B    SERIES C
                                                        PREFERRED   PREFERRED   PREFERRED
                                                          STOCK       STOCK       STOCK      TOTAL
                                                        ---------   ---------   ---------   --------
Issuance of Preferred Stock Series A and Series C on
  June 30, 1999 in connection with the acquisition of
  VMS (see Notes 1&2).................................  $360,000                 $2,000     $362,000
Preferred Stock Dividends accrued.....................               $9,000                    9,000
                                                        --------     ------      ------     --------
Balance December 31, 1999.............................  $360,000     $9,000      $2,000     $371,000
                                                        ========     ======      ======     ========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 14--PREFERRED STOCK (IN THOUSANDS) (CONTINUED)
SERIES A PREFERRED STOCK

    In connection with the VMS Acquisition (see Notes 1 and 2), a total of 7,200,000 shares of Series A Preferred Stock of the Acquisition Subsidiary have been issued and were outstanding at December 31, 1999. Holders of Series A Preferred Stock are not entitled to preemptive rights. The Series A Preferred Stock has an aggregate liquidation preference of $360 million or $50 per share (the "Series A Liquidation Preference"). Each share of Series A Preferred accrues dividends at a rate per annum of 5% of the Series A Liquidation Preference, payable in cash semi-annually in arrears. Until June 30, 2004, dividends may be paid at the discretion of the Acquisition Subsidiary in shares of Series B Cumulative PIK Preferred Stock (see Series B Preferred Stock below). In addition, if the Company is unable to obtain the consent of its Shareholders to amend its charter by June 30, 2000 to issue Class B Common Stock of the Company and Class A Common Stock of the Company issuable in exchange for the Class B Common Stock of the Company, the dividend rate on the Series A Preferred will increase to 12%, with retroactive effect to the date of issuance. The Series A Preferred is also entitled to special annual dividends at a rate of 2% of the Series A Liquidation Preference per annum, payable in cash annually on March 15th, in the event that the Acquisition Subsidiary achieves targeted consolidated Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA") levels. Upon liquidation, and after payment of all amounts owed to all classes of capital stock ranked senior to the Series A Preferred, holders of shares of Series A Preferred will receive the Series A Liquidation Preference of such shares plus accrued and unpaid dividends.

    The Series A Preferred may be redeemed by the Acquisition Subsidiary, in whole or in part, on or after the fifth anniversary of the date of issuance, June 30, 2004, and must be redeemed in whole upon the eleventh anniversary of the date of issuance for an amount per share equal to the Series A Liquidation Preference plus accrued and unpaid dividends. In addition, holders of the Series A Preferred may cause the Acquisition Subsidiary to redeem their shares for cash, upon the bankruptcy or insolvency of the Company or a change of control with respect to the Company or the Acquisition Subsidiary.

    The holders of the Series A Preferred may convert shares of Series A Preferred into shares of Class B Common Stock of the Company once specified levels of 12-month consolidated EBITDA of the Acquisition Subsidiary have been reached and the average closing price of Class A Common Stock of the Company for a specified period shall have exceeded a performance conversion price. Such conversion shall be at a rate (the "Performance Conversion Rate") obtained by dividing the per share Series A Liquidation Preference by $50 (as adjusted for antidilution protection, the "Performance Conversion Price").

    On or after the fifth anniversary of the closing date of the VMS Acquisition, June 30, 1999, if the share price of the Class A Common Stock of the Company has exceeded an amount equal to 110% of the Performance Conversion Price for 20 trading days within a period of 30 consecutive trading days ending within five trading days of notice of conversion given by the Acquisition Subsidiary, then the Acquisition Subsidiary has the right to convert all of the shares of the Series A Preferred into Class B Common Stock of the Company at the Performance Conversion Rate. Upon the bankruptcy or insolvency of the Acquisition Subsidiary or any of its subsidiaries that constitute a Significant Subsidiary of the Company, as defined in Rule 1-02(w) of Regulation S-X (a "Significant Subsidiary"), the Series A Preferred automatically converts into Class B Common Stock of the Company at a rate equal to the quotient obtained by dividing: (1) the per share Series A Liquidation Preference by (2) the average

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 14--PREFERRED STOCK (IN THOUSANDS) (CONTINUED) trading price per share of Class A Common Stock of the Company for the 30 trading days immediately preceding the date of the holder's conversion notice or the date on which the bankruptcy case commences, as applicable (the "Series A Market Conversion Rate"). The Series A Market Conversion Rate is subject to adjustment for antidilution protection.

    Additionally, holders of Series A Preferred may convert their Series A Preferred into Class B Common Stock of the Company at the Series A Market Conversion Rate if the Acquisition Subsidiary: (1) fails to make a redemption payment on the Series A Preferred or the Series B Preferred, (2) fails to pay dividends when due on either the Series A Preferred or the Series B Preferred,
(3) takes actions requiring consents of its holders of the Series A Preferred or the Series B Preferred without obtaining such consents or (4) issues additional shares of the Series A Preferred or Series B Preferred, or reissues shares of either, in violation of their terms.

    Without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Acquisition Subsidiary shall not (1) authorize, create or issue any security ranking senior to the Series A Preferred as to dividends or on liquidation (other than the Series C Preferred); (2) amend its articles of incorporation or the certificate of designation for the Series A Preferred in a manner adverse to the holders of the Series A Preferred; (3) authorize the issuance of additional shares of Series A Preferred; or (4) reincorporate the Acquisition Subsidiary in a jurisdiction other than Texas prior to the second anniversary of the date of issuance of the Series A Preferred. Holders of Series A Preferred are not entitled to voting rights, except as required by Texas law. In those circumstances where the holders of Series A Preferred have a right to vote, each holder of a share of Series A Preferred shall be entitled to one vote per share.

    Shares of Series A Preferred are freely transferable. Shares of Series A Preferred reacquired in any manner will be retired and may not be reissued as shares of Series A Preferred.

SERIES B PREFERRED STOCK

    Series B Cumulative PIK Preferred Stock (the "Series B Preferred") will be issued as dividends to the Series A Preferred holders by the Acquisition Subsidiary. Holders of the Series B Preferred are not entitled to preemptive rights. The Series B Preferred has a liquidation preference of $50 per share (the "Series B Liquidation Preference"). Each share of Series B Preferred accrues dividends at a rate per annum of 5% of the Series B Liquidation Preference, payable in cash semi-annually in arrears. In addition, if the Company is unable to obtain the consent of its shareholders to amend its charter by June 30, 2000 to issue Class B Common Stock of the Company and Class A Common Stock of the Company issuable in exchange for the Class B Common Stock of the Company, the dividend rate on the Series B Preferred will increase to 12%, with retroactive effect to the date of issuance. Until the fifth anniversary of the date of issuance of the Series B Preferred, dividends may, at the discretion of the Acquisition Subsidiary be paid in kind; thereafter, dividends must be paid in cash. Upon liquidation, and after payment of all amounts owed to all classes of capital stock ranked senior to the Series B Preferred, holders of shares of Series B Preferred will receive the Series B Liquidation Preference of such shares plus accrued and unpaid dividends.

    The Series B Preferred has the same ranking as the Series A Preferred. The Series B Preferred may be redeemed by the Acquisition Subsidiary, in whole or in part, on or after the fifth anniversary of the date of issuance, January 30, 2005, and must be redeemed in whole upon the eleventh anniversary

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 14--PREFERRED STOCK (IN THOUSANDS) (CONTINUED) of the date of issuance for an amount per share equal to the Series B Liquidation Preference plus accrued and unpaid dividends.

    Additionally, holders of Series B Preferred may convert their Series B Preferred into Class B Common Stock of the Company at the Series B Market Conversion Rate (defined below) if the Acquisition Subsidiary: (1) fails to make a redemption payment on the Series A Preferred or the Series B Preferred, (2) fails to pay dividends when due on either the Series A Preferred or the Series B Preferred, (3) takes actions requiring the consents of the holders of the Series A Preferred or the Series B Preferred without obtaining such consents or (4) issues additional shares of the Series A Preferred or Series B Preferred, or reissues shares of either, in violation of their terms. The Series B Preferred also automatically converts into Class B Common Stock of the Company at the Series B Market Conversion Rate upon the bankruptcy or insolvency of the Acquisition Subsidiary or any of its Significant Subsidiaries.

    The Series B Market Conversion Rate ("Series B Market Conversion Rate") equals the quotient obtained by dividing : (1) the per share Series B Liquidation Preference by (2) the average trading price per share of the Company's Common Stock for the 30 trading days immediately preceding the date of the holder's conversion notice or the date on which the bankruptcy case commences, as applicable. The Market Conversion Rate is subject to customary adjustment under certain circumstances.

    Holders of Series B Preferred will have voting rights analogous to those of the holders of the Series A Preferred. Shares of Series B Preferred are freely transferable. Shares of Series B Preferred reacquired in any manner will be retired and may not be reissued as shares of Series B Preferred.

SERIES C PREFERRED STOCK

    A total of 40,000 shares of Series C Preferred of the Acquisition Subsidiary were outstanding at December 31, 1999, in connection with the VMS Acquisition (see Notes 1 and 2). Holders of the Series C Preferred are not entitled to preemptive rights. The Series C Preferred has an aggregate liquidation preference of $2,000,000 or $50 per share (the "Series C Liquidation Preference"). Each share of Series C Preferred accrues dividends at 11% per annum, payable in cash semi-annually in arrears. An escrow account in the amount of $1,000,000, which is included in "Restricted Cash", has been established to cover future dividend payments. Upon liquidation, and after payment of amounts, if any, owed to all classes of capital stock ranked senior to the Series C Preferred, holders of shares of Series C Preferred will receive the Series C Liquidation Preference of such shares plus accrued and unpaid dividends. The Series C Preferred ranks senior to the Series A Preferred, the Series B Preferred and the Class A Common Stock in right of payment of dividends. The Series C Preferred may be redeemed by the Acquisition Subsidiary, in whole or in part, on or after June 30, 2004, the fifth anniversary of the date of issuance, and must be redeemed in whole upon June 30, 2006, the seventh anniversary of the date of issuance, in each case for an amount per share equal to the Series C Liquidation Preference plus accrued and unpaid dividends.

    Holders of Series C Preferred are not entitled to voting rights, except under certain circumstances. Without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred, the Acquisition Subsidiary may not take certain specified actions that would

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 14--PREFERRED STOCK (IN THOUSANDS) (CONTINUED) adversely affect the rights of the holders of the Series C Preferred. Shares of Series C Preferred reacquired in any manner will be retired and may not be reissued as shares of Series C Preferred.

PREFERRED STOCK OF THE COMPANY

    In addition, the Company has authorized the issuance of 20 million shares of Preferred Stock, par value $.01 of which none has been issued at December 31, 1999 and 1998.

NOTE 15--CLASS B COMMON STOCK

    In the event that the Company obtains the consent of its shareholders to amend its charter by June 30, 2000 to issue Class B Common Stock, the Company will authorize and reserve for issuance shares of Class B Common Stock to be issued upon the conversion of the Series A Preferred or the Series B Preferred of the Acquisition Subsidiary.

    The Class B Common Stock will rank (1) junior to any class or series of preferred stock of the Company and (2) PARI PASSU with the Class A Common Stock in right of payment of dividends and on liquidation. The Class B Common Stock will be nonvoting.

    At any time that the beneficial ownership by Cendant, together with any affiliate of Cendant (Cendant and such affiliates, the "Cendant Affiliates"), of the Class A Common stock is less than 20% of the aggregate number of all of the outstanding shares of Class A Common Stock, the Cendant Affiliates shall have the right to convert shares of Class B Common Stock into Class A Common Stock on a share-for-share basis in an amount such that the ownership by the Cendant Affiliates of the Class A Common Stock does not exceed 20% of the aggregate number of all of the outstanding shares of Class A Common Stock after giving effect to such conversion.

    The Cendant Affiliates shall have the right to convert the Class B Common Stock into shares of Class A Common Stock on a share-for-share basis upon the occurrence of (1) the bankruptcy or insolvency of the Company and (2) a Preferred Stock Change of Control, other than any Preferred Stock Change of Control that is caused solely by the sale by the Cendant Affiliates of its shares of Class A Common Stock or Class B Common Stock.

    Upon the transfer, sale or disposition for value to any person other than the Cendant Affiliates, each share of Class B Common Stock shall be automatically exchanged for the Class A Common Stock on a share-for-share basis.

    Other than upon conversion of the Series A Preferred or the Series B Preferred, no additional shares of Class B Common Stock may be issued. Shares of Class B Common Stock shall be freely transferable. Shares of Class B Common Stock reacquired in any manner shall be retired and may not be reissued as shares of Class B Common Stock.

    In connection with the VMS Acquisition, the Company entered into a registration rights agreement pursuant to which Cendant and certain transferees of Class B Common Stock and Class A Common Stock converted from the Class B Common stock held by Cendant (the "Holders") will have the right to require the Company to register all or part of the Class A Common Stock owned by such Holders under the Securities Act of 1933 as amended (the "Securities Act") (an "Acquisition Demand Registration"). However, the Company may postpone giving effect to an Acquisition Demand Registration for a period of up to 30 days if the Company believes such registration might have a material adverse effect on any

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 15--CLASS B COMMON STOCK (CONTINUED) plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company. In addition, the Holders have the right to participate in any registrations by the Company of Class A Common Stock (an "Acquisition Piggyback Registration"). The Holders will pay all out-of-pocket expenses incurred in connection with any Acquisition Registration, and the Company will pay all out-of-pocket expenses incurred in connection with any Acquisition Demand Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Class A Common Stock sold by such holders.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 16--TREASURY STOCK

    At December 31, 1999 and 1998, treasury stock is comprised of the following:

                                                           1999                         1998
                                                --------------------------   --------------------------
                                                   TREASURY                     TREASURY
                                                  STOCK, NET     TREASURY      STOCK, NET     TREASURY
                                                (IN THOUSANDS)    SHARES     (IN THOUSANDS)    SHARES
                                                --------------   ---------   --------------   ---------
Balance, beginning of year....................     $ 50,960      2,672,700
Common stock repurchased......................       57,237      2,327,300      $50,960       2,672,700
Treasury stock issued under the Company's
  stock option plan, and other................       (4,365)      (206,712)
                                                   --------      ---------      -------       ---------
                                                   $103,832      4,793,288      $50,960       2,672,700
                                                   ========      =========      =======       =========

    On September 1, 1998, the Board of Directors authorized the Company to repurchase up to 1,500,000 shares of the outstanding common stock at market prices. On September 23, 1998, the Board of Directors authorized the Company to purchase up to 3,500,000 additional shares of outstanding common stock. Of the total treasury shares repurchased during the year ended December 31, 1999, 1,614,200 were repurchased from Cendant at an aggregate cost of $40.8 million. No shares were repurchased from Cendant during 1998. As of December 31, 1999, the acquisition of these treasury shares reduced Cendant's ownership in the Company's common stock to approximately 18%. (See Notes 1, 2 and 24.)

NOTE 17--RETIREMENT BENEFITS

    The Company, through its subsidiary ARACS, sponsors non-contributory defined benefit plans covering certain employees hired prior to December 31, 1983 who were age 25 or above on January 1, 1985. ARACS also contributes to union sponsored pension plans.

    Through ARACS, the Company sponsors two Voluntary Investment Savings Plans under a "qualified cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code covering its union and non-union employees. For the years ended December 31, 1999, 1998 and 1997, the Company's cost of these plans was $3.0 million, $1.6 million and $1.8 million, respectively.

    Included in the non-union Investment Savings Plan, ARACS makes a defined contribution for full-time employees. The contributions were determined at 2% of each covered employee's compensation through December 31, 1998 and were increased to 3% of each covered employee's compensation with effect from January 1, 1999. Employer contributions for the years ended December 31, 1999, 1998 and 1997 amounted to $5.0 million, $2.3 million and $2.1 million, respectively.

    The vehicle rental defined benefit plan for its Salaried and Hourly Employees as of June 30, 1985, provides benefits based upon years of credited service, highest average compensation and social security benefits. Annual retirement benefits, at age 65, are equal to 1 1/2% of the participating employee's final average compensation (average compensation during the highest five consecutive years of employment in the ten years prior to retirement) less 1 1/2% of the Social Security benefits for each year of service up to a maximum of 35 years. In addition, the plan provides for reduced benefits before age 65 and for a joint and survivor annuity option. Effective January 1, 1999, the Company curtailed its defined benefit Retirement Plan for Employees as of June 30, 1985. The Company recognized a

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 17--RETIREMENT BENEFITS (CONTINUED)
$7,500,000 pre-tax gain as a result of the curtailment during the first quarter of fiscal year ending December 31, 1999.

    The Company also sponsors several foreign pension plans. The most significant of these are the United Kingdom and Canadian defined benefit pension plans.

    The status of the Company's defined benefit plans at December 31, 1999 and 1998, including the plans to its Salaried and Hourly Employees as of June 1985, the Bargaining Plan, the Non-Qualified

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 17--RETIREMENT BENEFITS (CONTINUED)
Defined Benefit Plan, the Motorent Plan (terminated on September 30, 1999) the United Kingdom Plan and the Canadian Defined Benefit Plan are as follows (in thousands):

                                                                1999       1998
                                                              --------   --------
CHANGE IN BENEFIT OBLIGATION
Benefit obligations at beginning of year....................  $125,251   $106,887
  Benefit obligations assumed from acquisitions.............    30,820
  Service cost..............................................     1,588      2,809
  Interest cost.............................................     6,611      6,922
  Plan participants' contributions..........................       562        182
  Amendments................................................   (19,395)       635
  Actuarial (1oss)gain......................................   (11,735)    11,014
  Benefits paid.............................................   (15,819)    (2,798)
  Foreign currency translation loss.........................      (997)      (400)
                                                              --------   --------
Benefit obligations at end of year..........................   116,886    125,251
                                                              --------   --------

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year..............   101,449     89,816
  Fair value of plan assets acquired from acquisitions......    25,682
  Actual return on plan assets..............................     8,107      9,060
  Plan participants' contributions..........................       562        182
  Employer contributions....................................     7,022      5,908
  Benefits paid.............................................   (15,891)    (2,798)
  Foreign currency translation loss.........................      (614)      (719)
                                                              --------   --------
Fair value of plan assets at end of year....................   126,317    101,449
                                                              --------   --------
  Funded status.............................................     9,431    (23,802)
  Unrecognized net accrual gain (loss)......................    (6,003)    16,307
  Unrecognized prior service cost...........................     1,276      1,703
  Unrecognized transition asset.............................    (2,237)    (2,251)
                                                              --------   --------
Prepaid (accrued) benefit cost..............................  $  2,467   $ (8,043)
                                                              ========   ========
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION
Prepaid benefit cost........................................  $  7,320   $  1,752
Accrued benefit liability...................................    (9,122)   (14,340)
Intangible asset............................................     2,761      1,704
Accumulated other comprehensive income......................     1,508      2,841
                                                              --------   --------
Net amount recognized.......................................  $  2,467   $ (8,043)
                                                              ========   ========

    The fair value of plan assets for funded plans with accumulated benefit obligations in excess of plan assets amounted to $55.7 million as of December 31, 1999.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 17--RETIREMENT BENEFITS (CONTINUED)
    Net pension costs of the non-qualified defined benefit plans for the years ended December 31, 1999, 1998 and 1997, include the following components (in thousands):

                                                                1999       1998       1997
                                                              --------   --------   --------
Service cost--benefits earned during the year...............  $ 1,588    $ 2,809    $ 3,446
Interest cost on projected benefit obligation...............    6,611      6,922      6,956
Return on assets--expected gain on plan assets..............   (8,664)    (7,786)    (6,804)
Recognized actuarial gain...................................       21
Net amortization of prior service cost......................       17         70         35
Contributions to union plans and other......................    2,910      3,894      3,021
Amortization of gain........................................      127
Amortization of unrecognized net assets at transition.......     (122)      (123)      (132)
                                                              -------    -------    -------
Net pension cost............................................  $ 2,488    $ 5,786    $ 6,522
                                                              =======    =======    =======

    At December 31, 1999 and 1998, the measurement of the projected benefit obligation was based upon the following assumptions weighted average interest rates:

                                                                1999       1998
                                                              --------   --------
Discount rate...............................................   6.67%      6.00%
Compensation increase for continuing plans..................   3.85%      4.72%
Long-term return on plan assets.............................   8.45%      8.77%

    The U.S. plans' assets are invested in corporate bonds, U.S. government securities and common stock mutual funds. The Canadian plan's assets are invested in Canadian stocks, bonds, mutual funds, real estate and money market funds. The UK plan's assets are invested in equity securities, fixed interest securities and cash.

NOTE 18--EARNINGS PER SHARE ("EPS")

    Basic EPS for the years ended December 31, 1999, 1998 and 1997 was calculated using 31,330,536, 34,172,249 and 30,925,000 weighted-average shares outstanding. Diluted EPS for the years ended December 31, 1999, 1998 and 1997 was calculated as follows (in thousands, except share amounts):

                                                              1999         1998         1997
                                                           ----------   ----------   ----------
DILUTED EPS
Earnings available to common stockholders................  $   83,475   $   63,521   $   27,473
                                                           ==========   ==========   ==========
Weighted average common shares outstanding...............  31,330,536   34,172,249   30,925,000
Plus: Dilutive effect of the assumed exercise of stock
  options................................................     655,033      780,308      256,134
                                                           ----------   ----------   ----------
Adjusted weighted average shares outstanding.............  31,985,569   34,952,557   31,181,134
                                                           ==========   ==========   ==========
Diluted EPS..............................................  $     2.61   $     1.82   $     0.88
                                                           ==========   ==========   ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 19--STOCK OPTION PLAN

    On September 23, 1997, the Avis Group Holdings, Inc. 1997 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors under which 4,620,977 shares of Common Stock were reserved for issuance upon the exercise of options granted to officers, key employees, independent contractors and non-employee Directors of the Company and its designated subsidiaries. On September 23, 1997, 3,953,900 options were granted at $17.00 per share, the fair market value of the Company's common stock on the date of grant. On May 21, 1998, at the Annual Meeting of Stockholders, the shareholders approved an amendment to the Company's Stock Option Plan, increasing the maximum number of shares authorized for issuance under the Stock Option Plan to 6,000,000. On November 8, 1999, the Board of Directors increased the maximum number of shares authorized for issuance under the Stock Option Plan to 7,500,000. At December 31, 1999 and 1998, approximately 6,933,613 and 4,443,100, respectively, options are outstanding under the Stock Option Plan. The primary purpose of the Stock Option Plan is to provide additional incentive to officers, key employees, independent contractors and non-employee directors of the Company and to strengthen their commitment to the Company and its subsidiaries.

    Each non-employee director of the Company received an initial automatic grant of an option to purchase 50,000 shares of Common Stock under the Stock Option Plan. Subsequently elected non-employee directors will receive a like grant under the Stock Option Plan upon election or appointment to the Board of Directors.

    The exercise price of each option under the Stock Option Plan may not be less than the fair market value of a share of Common Stock on the date the option is granted. Options held by an optionee will generally become exercisable as to 20% of the shares covered by such options on the first anniversary of the date of grant and with respect to an additional 20% of the shares covered by such options on each of the four succeeding anniversaries of the date of grant if the optionee continues to be employed or retained as an independent contractor by the Company, on each such date. All options held by an optionee will become fully exercisable (to the extent not already exercisable) if a "change of control transaction" (as defined in the Stock Option Plan) occurs. Shares of Common Stock acquired upon the exercise of the options may be subject to restrictions on transfer which will be set forth in the agreement evidencing the grant of the option. Unless otherwise determined by the Compensation Committee of the Board of Directors, all options granted under the Stock Option Plan, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) two years following the optionee's termination of employment on account of death, retirement, disability or (iii) one year following the termination of optionee's employment for any other reason. Grants of options under the Stock Option Plan are subject to an annual per-participant maximum grant of shares of Common Stock.

    Generally, the Board of Directors of the Company may amend or terminate the Stock Option Plan, provided that (i) no such amendment or termination may adversely affect the rights of any participant without the consent of such participant and (ii) to the extent required by any law, regulation or stock exchange rule, no amendment shall be effective without the approval of the Company's stockholders.

    The Company makes no recognition of the options in the financial statements until they are exercised. The Company applies Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" and related Interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans. The Company has adopted only the

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 19--STOCK OPTION PLAN (CONTINUED)
disclosure provisions of Statement of Financial Accounting Standard No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123").

    The following is a summary of stock option activity for the years ended December 31, 1999 and 1998 and for the period September 23, 1997 through December 31, 1997:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                                       EXERCISE
                                                            SHARES      PRICE
                                                           ---------   --------
Granted September 23, 1997 (inception of the stock option
  plan)..................................................  3,953,900    $17.00
    Forfeited............................................    (78,200)   $17.00
                                                           ---------    ------
Outstanding at December 31, 1997.........................  3,875,700    $17.00
    Granted..............................................  1,452,000    $23.47
    Forfeited............................................   (869,600)   $19.32
                                                           ---------    ------
Outstanding at December 31, 1998.........................  4,458,100    $18.65
    Granted..............................................  2,799,900    $25.41
    Exercised............................................   (198,187)   $17.00
    Forfeited............................................   (126,200)   $19.92
                                                           ---------    ------
Outstanding at December 31, 1999.........................  6,933,613    $21.41
                                                           =========    ======

Exercisable Options
December 31, 1999........................................  1,493,263    $17.87
                                                           =========    ======

    Pro forma disclosures are provided for the years ended December 31, 1999, 1998 and 1997 as if the Company adopted the cost recognition requirements under SFAS 123. The weighted average fair value of each option granted (estimated on the date of grant using the Black-Scholes option-pricing model) is $12.95, $11.73 and $9.80 for 1999, 1998 and 1997, respectively, using the following assumptions:

                                                         1999           1998           1997
                                                       --------       --------       --------
Expected volatility..................................    40.0%          40.0%          45.0%
Risk-free interest rate..............................     6.0            6.0            5.7
Expected option life in years........................     6.5            6.5            7.5

    The weighted-average remaining contractual life of the stock options is 7.7 years, 7.3 and 9.6 years at December 31, 1999, 1998 and 1997, respectively. Had compensation expense been recognized for the years ended December 31, 1999 and 1998 and for the period September 23, 1997 through December 31, 1997, grants for stock-based compensation plans in accordance with provisions of SFAS 123, the

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 19--STOCK OPTION PLAN (CONTINUED)
Company would have recorded net income and earnings per share as follows (in thousands, except per share data):

                                                   1999                     1998                     1997
                                          ----------------------   ----------------------   ----------------------
                                                          PRO                      PRO                      PRO
                                          AS REPORTED    FORMA     AS REPORTED    FORMA     AS REPORTED    FORMA
                                          -----------   --------   -----------   --------   -----------   --------
Earnings applicable to common
  stockholders..........................    $83,475     $74,563      $63,521     $58,656      $27,473     $26,436
                                            =======     =======      =======     =======      =======     =======
Basic earnings per share................    $  2.66     $  2.38      $  1.86     $  1.72      $   .89     $   .85
                                            =======     =======      =======     =======      =======     =======
Diluted earnings per share..............    $  2.61     $  2.33      $  1.82     $  1.68      $   .88     $   .85
                                            =======     =======      =======     =======      =======     =======

NOTE 20--LEASES, AIRPORT CONCESSION FEES AND COMMITMENTS

    The Company is committed to make rental payments under noncancelable operating leases relating principally to vehicle rental facilities and equipment. Under certain leases, the Company is obligated to pay certain additional costs, such as property taxes, insurance and maintenance. Airport concession agreements usually require a guaranteed minimum amount plus contingent fees, which are generally based on a percentage of revenues.

    Operating lease payments and net airport concession fees charged to expense for the years ended December 31, 1999, 1998 and 1997 are as follows (in thousands):

                                                   YEARS ENDED DECEMBER 31,
                                                ------------------------------
                                                  1999       1998       1997
                                                --------   --------   --------
Minimum fees..................................  $176,780   $147,034   $122,015
Contingent fees...............................    93,264     89,456     87,937
                                                --------   --------   --------
                                                 270,044    236,490    209,952
Sublease rentals..............................    (5,881)    (4,701)    (4,741)
                                                --------   --------   --------
                                                $264,163   $231,789   $205,211
                                                ========   ========   ========

    Future minimum rental commitments under noncancelable operating leases amounted to approximately $725.1 million at December 31, 1999. The minimum rental payments due in each of the next five years ending December 31st, and thereafter, are as follows (in thousands):

2000........................................................  $138,180
2001........................................................   116,921
2002........................................................    96,665
2003........................................................    69,351
2004........................................................    52,603
Thereafter..................................................   251,384

    At December 31, 1999, future minimum rental commitments include $70.6 million due to a subsidiary of Cendant, related to the Company's corporate headquarters and Virginia Beach processing facility.

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 20--LEASES, AIRPORT CONCESSION FEES AND COMMITMENTS (CONTINUED)
    In addition to the Company's lease commitments, the Company has outstanding purchase commitments of approximately $2.1 billion at December 31, 1999, which relate principally to vehicle purchases.

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS

    In connection with the VMS Acquisition and as part of the financing thereof, Avis Group Holdings, Inc. (the "Parent") issued and sold the Senior Subordinated Notes (see Note 10) in a transaction exempt from registration under the Securities Act. These securities were subsequently registered on September 24, 1999. The Senior Subordinated Notes are general unsecured obligations of the Parent, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed by certain of the Parent's domestic subsidiaries. Accordingly, the following condensed consolidating financial information presents the condensed consolidating financial statements as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997, respectively, of: (a) the Parent; (b) the guarantor subsidiaries; (c) the non-guarantor subsidiaries; (d) elimination entries necessary to consolidate Parent with guarantor and non-guarantor subsidiaries; and (e) the Company on a consolidated basis (in thousands).

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principle elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements and other disclosures with respect to the subsidiary guarantors have not been made because management believes that such information is not material to holders of the Senior Subordinated Notes.

                                                                          CONDENSED
                                                            CONSOLIDATING STATEMENT OF OPERATIONS
                                                             FOR THE YEAR ENDED DECEMBER 31, 1999
                                                                        (IN THOUSANDS)
                                             --------------------------------------------------------------------
                                                                                                      AVIS GROUP
                                                                           NON-                       HOLDINGS,
                                                         GUARANTOR      GUARANTOR                        INC.
                                              PARENT    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                             --------   ------------   ------------   ------------   ------------
Revenue....................................              $2,329,525     $1,003,202                    $3,332,727
                                                         ----------     ----------                    ----------
Costs and expenses:
Direct operating, net......................                 843,787        113,483                       957,270
Vehicle depreciation and lease charges,
  net......................................                 604,767        569,742                     1,174,509
Selling, general and administrative........                 486,295         95,761                       582,056
Interest, net..............................  $85,797        186,746        109,760                       382,303
Minority interest..........................                                  5,890                         5,890
Non-vehicle depreciation and
  amortization.............................                  16,586         18,014                        34,600
Amortization of cost in excess of net
  assets acquired..........................                  26,969          3,213                        30,182
                                             -------     ----------     ----------                    ----------
                                              85,797      2,165,150        915,863                     3,166,810
                                             -------     ----------     ----------                    ----------
                                             (85,797)       164,375         87,339                       165,917
Equity in earnings of subsidiaries.........  144,878         69,842                    $(214,720)
                                             -------     ----------     ----------     ---------      ----------
Income before provision for income taxes...   59,081        234,217         87,339      (214,720)        165,917
Provision (benefit) for income taxes.......  (33,504)        89,339         17,497                        73,332
                                             -------     ----------     ----------     ---------      ----------
  Net income...............................  $92,585     $  144,878     $   69,842     $(214,720)     $   92,585
                                             =======     ==========     ==========     =========      ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                          CONDENSED
                                                            CONSOLIDATING STATEMENT OF OPERATIONS
                                                             FOR THE YEAR ENDED DECEMBER 31, 1998
                                                                        (IN THOUSANDS)
                                             --------------------------------------------------------------------
                                                                                                      AVIS GROUP
                                                                           NON-                       HOLDINGS,
                                                         GUARANTOR      GUARANTOR                        INC.
                                              PARENT    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                             --------   ------------   ------------   ------------   ------------
Revenue....................................              $2,061,967      $235,615                     $2,297,582
                                                         ----------      --------                     ----------
Costs and expenses:
Direct operating, net......................                 826,370       101,560                        927,930
Vehicle depreciation and lease charges,
  net......................................                 531,830        61,234                        593,064
Selling, general and administrative........                 402,917        33,358                        436,275
Interest, net..............................  $ 13,836       174,016         4,228                        192,080
Non-vehicle depreciation and
  amortization.............................                  21,848         2,303                         24,151
Amortization of cost in excess of net
  assets acquired..........................                  11,702           152                         11,854
                                             --------    ----------      --------                     ----------
                                               13,836     1,968,683       202,835                      2,185,354
                                             --------    ----------      --------                     ----------
                                              (13,836)       93,284        32,780                        112,228
Equity in earnings of subsidiaries.........    72,514        23,700                     $(96,214)
                                             --------    ----------      --------       --------      ----------
Income before provision for income taxes...    58,678       116,984        32,780        (96,214)        112,228
Provision (benefit) for income taxes.......    (4,843)       44,470         9,080                         48,707
                                             --------    ----------      --------       --------      ----------
  Net income...............................  $ 63,521    $   72,514      $ 23,700       $(96,214)     $   63,521
                                             ========    ==========      ========       ========      ==========

                                                                          CONDENSED
                                                            CONSOLIDATING STATEMENT OF OPERATIONS
                                                             FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                        (IN THOUSANDS)
                                             --------------------------------------------------------------------
                                                                                                      AVIS GROUP
                                                                           NON-                       HOLDINGS,
                                                         GUARANTOR      GUARANTOR                        INC.
                                              PARENT    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                             --------   ------------   ------------   ------------   ------------
Revenue....................................              $1,804,477      $241,677                     $2,046,154
                                                         ----------      --------                     ----------
Costs and expenses:
Direct operating, net......................                 744,355       109,412                        853,767
Vehicle depreciation and lease charges,
  net......................................                 459,963        65,180                        525,143
Selling, general and administrative........  $  8,073       370,635        34,583                        413,291
Interest, net..............................     5,765       169,983         4,860                        180,608
Non-vehicle depreciation and
  amortization.............................                  13,818         2,344                         16,162
Amortization of cost in excess of net
  assets acquired..........................                   6,728           132                          6,860
                                             --------    ----------      --------                     ----------
                                               13,838     1,765,482       216,511                      1,995,831
                                             --------    ----------      --------                     ----------
                                              (13,838)       38,995        25,166                         50,323
Equity in earnings of subsidiaries.........    36,468        16,203                     $(52,671)
                                             --------    ----------      --------       --------      ----------
Income before provision for income taxes...    22,630        55,198        25,166        (52,671)         50,323
Provision (benefit) for income taxes           (4,843)       18,730         8,963                         22,850
                                             --------    ----------      --------       --------      ----------
Net income.................................  $ 27,473    $   36,468      $ 16,203       $(52,671)     $   27,473
                                             ========    ==========      ========       ========      ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                        CONDENSED
                                                      CONSOLIDATING STATEMENT OF FINANCIAL POSITION
                                                                    DECEMBER 31, 1999
                                                                      (IN THOUSANDS)
                                         ------------------------------------------------------------------------
                                                                         NON-                        AVIS GROUP
                                                       GUARANTOR      GUARANTOR                    HOLDINGS, INC.
                                           PARENT     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                         ----------   ------------   ------------   ------------   --------------
ASSETS
Cash and cash equivalents..............  $       54    $   42,184     $   29,459                    $    71,697
Cash held on deposit with financial
  institution..........................                                   93,530                         93,530
Restricted cash........................                                  253,080                        253,080
Accounts receivable, net...............          (9)      210,962        904,787                      1,115,740
Finance lease receivables..............                                  871,034                        871,034
Prepaid expenses.......................                    41,282         23,034                         64,316
Vehicles, net-rental...................                   (75,581)     3,442,943                      3,367,362
Vehicles, net-leasing..................                    55,704      3,078,305                      3,134,009
Property and equipment, net............                   161,651         36,176                        197,827
Investment in subsidiaries.............   2,121,275     1,272,000                   $(3,393,275)
Other assets...........................       1,000        78,863         35,410                        115,273
Cost in excess of net assets acquired,
  net..................................                 1,595,529        198,861                      1,794,390
                                         ----------    ----------     ----------    -----------     -----------
Total assets...........................  $2,122,320    $3,382,594     $8,966,619    $(3,393,275)    $11,078,258
                                         ==========    ==========     ==========    ===========     ===========
LIABILITIES, PREFERRED STOCK AND COMMON
  STOCKHOLDERS' EQUITY
Accounts payable.......................                $  273,102     $  315,275                    $   588,377
Accrued liabilities....................  $   16,774       366,602        (13,923)                       369,453
Due (from) to affiliates...............     (84,266)     (119,494)       263,156                         59,396
Current income tax liabilities.........                    17,910            316                         18,226
Deferred income tax liabilities, net...     (42,982)      144,893         79,345                        181,256
Public liability, property damage and
  other insurance liabilities, net.....                   206,111         53,645                        259,756
Debt...................................   1,562,000        10,305      6,897,500                      8,469,805
Minority interest (preferred membership
  interest)............................                                   99,305                         99,305
Preferred stock........................                   371,000                                       371,000
Common stockholders' equity............     670,794     2,112,165      1,272,000    $(3,393,275)        661,684
                                         ----------    ----------     ----------    -----------     -----------
Total liabilities, preferred stock and
  common stockholders' equity..........  $2,122,320    $3,382,594     $8,966,619    $(3,393,275)    $11,078,258
                                         ==========    ==========     ==========    ===========     ===========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                         CONDENSED
                                                       CONSOLIDATING STATEMENT OF FINANCIAL POSITION
                                                                     DECEMBER 31, 1998
                                                                       (IN THOUSANDS)
                                            --------------------------------------------------------------------
                                                                                                     AVIS GROUP
                                                                          NON-                       HOLDINGS,
                                                        GUARANTOR      GUARANTOR                        INC.
                                             PARENT    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                            --------   ------------   ------------   ------------   ------------
ASSETS
Cash and cash equivalents.................  $     11    $    9,776     $   19,964                    $   29,751
Restricted cash...........................                   2,000        131,284                       133,284
Accounts receivable, net..................                 136,112        224,462                       360,574
Prepaid expenses..........................                  34,666          7,417                        42,083
Vehicles, net-rental......................                 (73,213)     3,238,029                     3,164,816
Property and equipment, net...............                 129,090         15,955                       145,045
Investment in subsidiaries................   533,274       422,146                    $(955,420)
Other assets..............................                  38,127          2,463                        40,590
Deferred income tax assets................     9,686       107,973                                      117,659
Cost in excess of net assets acquired,
  net.....................................                 460,441          2,819                       463,260
                                            --------    ----------     ----------     ---------      ----------
  Total assets............................  $542,971    $1,267,118     $3,642,393     $(955,420)     $4,497,062
                                            ========    ==========     ==========     =========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable..........................              $  112,220     $   86,261                    $  198,481
Accrued liabilities.......................  $    969       277,018         48,217                       326,204
Due (from) to affiliates, net.............   (80,612)      112,605         (9,700)                       22,293
Current income tax liabilities............                  19,413          3,632                        23,045
Deferred income tax liabilities, net......                                 28,504                        28,504
Public liability, property damage and
  other insurance liabilities, net........                 210,811         50,398                       261,209
Debt......................................                   1,777      3,012,935                     3,014,712
Stockholders' equity......................   622,614       533,274        422,146     $(955,420)        622,614
                                            --------    ----------     ----------     ---------      ----------
Total liabilities and stockholders'
  equity..................................  $542,971    $1,267,118     $3,642,393     $(955,420)     $4,497,062
                                            ========    ==========     ==========     =========      ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                                        CONDENSED
                                                                          CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                          FOR THE YEAR ENDED DECEMBER 31, 1999
                                                                                     (IN THOUSANDS)
                                                        -------------------------------------------------------------------------
                                                                                         NON-                        AVIS GROUP
                                                                       GUARANTOR      GUARANTOR                    HOLDINGS, INC.
                                                          PARENT      SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                                        -----------   ------------   ------------   ------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................  $    92,585     $ 144,878    $    69,842      $(214,720)    $    92,585
Adjustments to reconcile net income to net cash (used
  in) provided by operating activities:...............     (151,326)      686,838        469,846                      1,005,358
                                                        -----------     ---------    -----------      ---------     -----------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES...      (58,741)      831,716        539,688       (214,720)      1,097,943
                                                        -----------     ---------    -----------      ---------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for vehicle additions........................                     87,291     (5,692,785)                    (5,605,494)
Vehicle deletions.....................................                   (465,991)     4,671,212                      4,205,221
Increase in finance lease receivables.................                   (117,407)        94,744                        (22,663)
Payments for additions to property and equipment......                    (38,798)        (9,442)                       (48,240)
Retirements of property and equipment.................                    (20,478)        14,059                         (6,419)
Investment in subsidiaries............................     (141,241)      (69,840)                      211,081
Payment for purchase of rental car franchise
  licensees, net of cash acquired.....................                    (44,934)          (258)                       (45,192)
Payment for purchase of PHH Holdings, net of cash
  acquired............................................   (1,325,781)                                                 (1,325,781)
Proceeds from sale and leaseback of UK office
  building............................................                                    32,156                         32,156
                                                        -----------     ---------    -----------      ---------     -----------
NET CASH USED IN INVESTING ACTIVITIES.................   (1,467,022)     (670,157)      (890,314)       211,081      (2,816,412)
                                                        -----------     ---------    -----------      ---------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchases of treasury stock.........................      (53,868)                                                    (53,868)
  Net increase in (repayment of) debt.................    1,562,000      (117,759)       368,767                      1,813,008
  Payments for debt issuance costs....................       21,313       (16,453)       (11,403)                        (6,543)
  Increase in minority interest (preferred membership
    interest).........................................                                    99,305                         99,305
  Cash dividends......................................                      5,926         (5,926)
                                                        -----------     ---------    -----------      ---------     -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES...    1,529,445      (128,286)       450,743                      1,851,902
                                                        -----------     ---------    -----------      ---------     -----------
  Effect of exchange rate changes on cash.............       (3,639)         (865)         2,908          3,639           2,043
                                                        -----------     ---------    -----------      ---------     -----------
  Net increase in cash and cash equivalents and cash
    held on deposit with financial institutions.......           43        32,408        103,025                        135,476
  Cash and cash equivalents and cash held on deposit
    with financial institutions at beginning of
    year..............................................           11         9,776         19,964                         29,751
                                                        -----------     ---------    -----------      ---------     -----------
CASH AND CASH EQUIVALENTS AND CASH HELD ON DEPOSIT
  WITH FINANCIAL INSTITUTIONS AT END OF YEAR..........  $        54     $  42,184    $   122,989      $             $   165,227
                                                        ===========     =========    ===========      =========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest..........................................                                                              $   370,247
                                                                                                                    ===========
    Income taxes......................................                                                              $    28,877
                                                                                                                    ===========
BUSINESSES ACQUIRED:
  Fair value of assets acquired, net of cash
    acquired..........................................                                                              $ 6,004,777
  Liabilities assumed.................................                                                                4,271,804
                                                                                                                    -----------
  Net assets acquired.................................                                                                1,732,973
  Less issuance of Series A and Series C Preferred
    Stock.............................................                                                                  362,000
                                                                                                                    -----------
NET CASH PAID FOR ACQUISITIONS........................                                                              $ 1,370,973
                                                                                                                    ===========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                                          CONDENSED
                                                                            CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                            FOR THE YEAR ENDED DECEMBER 31, 1998
                                                                                       (IN THOUSANDS)
                                                            ---------------------------------------------------------------------
                                                                                                                      AVIS GROUP
                                                                                           NON-                       HOLDINGS,
                                                                         GUARANTOR      GUARANTOR                        INC.
                                                             PARENT     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                            ---------   ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $  63,521     $  72,514    $    23,700      $ (96,214)   $    63,521
  Adjustments to reconcile net income to net cash (used
    in) provided by operating activities:.................   (101,241)      593,335         96,973                       589,067
                                                            ---------     ---------    -----------      ---------    -----------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES.......    (37,720)      665,849        120,673        (96,214)       652,588
                                                            ---------     ---------    -----------      ---------    -----------
CASH FLOWS FORM INVESTING ACTIVITIES:
  Payments for vehicle additions..........................                   49,363     (4,352,411)                   (4,303,048)
  Vehicle deletions.......................................                 (218,228)     3,828,949                     3,610,721
  Payments for additions to property and equipment........                  (39,691)        (3,242)                      (42,933)
  Retirements of property and equipment...................                    4,965            638                         5,603
  Investment in subsidiaries..............................    (72,514)     (131,677)                      204,191
  Payment for purchase of rental car franchise licensees,
    net of cash acquired..................................                 (227,213)        (9,969)                     (237,182)
                                                            ---------     ---------    -----------      ---------    -----------
NET CASH USED IN INVESTING ACTIVITIES.....................    (72,514)     (562,481)      (536,035)       204,191       (966,839)
                                                            ---------     ---------    -----------      ---------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from pubic offerings net.......................    161,194                                                    161,194
  Purchases of treasury stock.............................    (50,960)                                                   (50,960)
  Net (decrease) increase in debt.........................                 (116,137)       309,994                       193,857
  Payments for debt issuance costs........................                   (4,654)                                      (4,654)
  Capital contribution in Argentina.......................                                   1,000         (1,000)
  Investment in AESOP Leasing LP..........................                                 110,000       (110,000)
  Cash dividends..........................................                                  (3,023)         3,023
                                                            ---------     ---------    -----------      ---------    -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.......    110,234      (120,791)       417,971       (107,977)       299,437
                                                            ---------     ---------    -----------      ---------    -----------
  Effect of exchange rate changes on cash.................                                    (334)                         (334)
                                                            ---------     ---------    -----------      ---------    -----------
  Net (decrease) increase in cash and cash equivalents....                  (17,423)         2,275                       (15,148)
  Cash and cash equivalents at beginning of year..........         11        27,199         17,689                        44,899
                                                            ---------     ---------    -----------      ---------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR..................  $      11     $   9,776    $    19,964      $            $    29,751
                                                            =========     =========    ===========      =========    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest..............................................                                                           $   209,977
                                                                                                                     ===========
    Income taxes..........................................                                                           $    13,338
                                                                                                                     ===========
BUSINESSES ACQUIRED:
  Fair value of assets acquired, net of cash acquired.....                                                           $   244,501
  Liabilities assumed.....................................                                                                 7,319
                                                                                                                     -----------
NET CASH PAID FOR ACQUISITIONS............................                                                           $   237,182
                                                                                                                     ===========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 21--GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                                       CONDENSED
                                                                         CONSOLIDATING STATEMENT OF CASH FLOWS
                                                                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                                    (IN THOUSANDS)
                                                         ---------------------------------------------------------------------
                                                                                                                   AVIS GROUP
                                                                                        NON-                       HOLDINGS,
                                                                      GUARANTOR      GUARANTOR                        INC.
                                                          PARENT     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                         ---------   ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................  $  27,473    $  36,468     $    16,203     $ (52,671)    $    27,473
  Adjustments to reconcile net income to net cash (used
    in) provided by operating activities:..............   (350,310)     909,073        (170,637)                      388,126
                                                         ---------    ---------     -----------     ---------     -----------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES....   (322,837)     945,541        (154,434)      (52,671)        415,599
                                                         ---------    ---------     -----------     ---------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for vehicle additions.......................                 (73,731)     (4,167,078)                   (4,240,809)
  Vehicle deletions....................................                (287,267)      3,669,444                     3,382,177
  Payments for additions to property and equipment.....                 (19,588)         (5,145)                      (24,733)
  Retirements of property and equipment................                   3,814             157                         3,971
  Investment in subsidiaries...........................    (36,468)    (207,603)                      244,071
  Payment for purchase of rental car franchise
    licensees, net of cash acquired....................                (199,381)                                     (199,381)
                                                         ---------    ---------     -----------     ---------     -----------
NET CASH USED IN INVESTING ACTIVITIES..................    (36,468)    (783,756)       (502,622)      244,071      (1,078,775)
                                                         ---------    ---------     -----------     ---------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from public offerings, net..................    359,316                                                    359,316
  Net (decrease) increase in debt......................                (116,231)        465,519                       349,288
  Payments for debt issuance costs.....................                 (29,302)                                      (29,302)
  Investment in AESOP Leasing LP.......................                                 191,400      (191,400)
                                                         ---------    ---------     -----------     ---------     -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES....    359,316     (145,533)        656,919      (191,400)        679,302
                                                         ---------    ---------     -----------     ---------     -----------
  Effect of exchange rate changes on cash..............                                    (945)                         (945)
                                                         ---------    ---------     -----------     ---------     -----------
  Net increase (decrease) in cash and cash
    equivalents........................................         11       16,252          (1,082)                       15,181
  Cash and cash equivalents at beginning of year.......                  10,947          18,771                        29,718
                                                         ---------    ---------     -----------     ---------     -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR...............  $      11    $  27,199     $    17,689     $             $    44,899
                                                         =========    =========     ===========     =========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest...........................................                                                           $   189,086
                                                                                                                  ===========
    Income taxes.......................................                                                           $     8,899
                                                                                                                  ===========
BUSINESSES ACQUIRED:
  Fair value of assets acquired, net of cash
    acquired...........................................                                                           $   519,650
  Liabilities assumed..................................                                                               320,269
                                                                                                                  -----------
NET CASH PAID FOR ACQUISITIONS.........................                                                           $   199,381
                                                                                                                  ===========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 22--SEGMENT INFORMATION

    Prior to the purchase of VMS on June 30, 1999 (see Note 2), the Company operated in one industry segment; the rental car business. As of July 1, 1999, the Company began operating in two business segments as follows:

Vehicle rental.................  The Company rents vehicles to business and leisure customers

Vehicle leasing and other fee
  based services...............  The Company leases vehicles to customers under closed-end and open-end leases. Fee based services include fuel and
                                 maintenance cards, accident management and various other
                                 vehicle services which enable customers to effectively
                                 manage costs and enhance productivity

    Prior to the purchase of VMS on June 30, 1999, the Company operated in four geographic areas: the United States, Australia/New Zealand, Canada and Other Foreign Operations. As a result of the VMS acquisition, the Company added an additional geographic area; the United Kingdom. Revenue generated from each of the Company's business segments is recorded in the country in which rental, vehicle leasing and other fee based services are provided. The accounting policies of each segment and geographic area are the same as those described in the summary of significant accounting policies (see Note 1). EBITDA represents net income, plus non-vehicle interest expense (acquisition interest), non-vehicle depreciation and amortization, and income taxes. Corporate represents primarily acquisition related interest, amortization of net assets acquired and amortization of deferred financing fees related to the VMS acquisition. The operations within major business segments and major geographic areas for the years ended December 31, 1999, 1998 and 1997, are summarized as follows (in thousands):

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 22--SEGMENT INFORMATION (CONTINUED)
BUSINESS SEGMENTS

                                   YEAR ENDED DECEMBER 31, 1999               YEARS ENDED DECEMBER 31,
                        ---------------------------------------------------   -------------------------
                                      VEHICLE                                    1998          1997
                                      LEASING
                                     AND OTHER
                         VEHICLE     FEE BASED                                  VEHICLE       VEHICLE
                          RENTAL      SERVICES    CORPORATE    CONSOLIDATED     RENTAL        RENTAL
                        ----------   ----------   ----------   ------------   -----------   -----------
Revenue...............  $2,500,746   $  831,981                $ 3,332,727    $2,297,582    $2,046,154
                        ==========   ==========                ===========    ==========    ==========
Interest expense,
  net.................  $  210,579   $   99,763   $   71,961   $   382,303    $  192,080    $  180,608
                        ==========   ==========   ==========   ===========    ==========    ==========
EBITDA................  $  201,648   $   99,961   $    1,051   $   302,660    $  148,233    $   73,345
                        ==========   ==========   ==========   ===========    ==========    ==========
Non-vehicle
  depreciation and
  amortization........  $   39,190   $   11,141   $   14,451   $    64,782    $   36,005    $   23,022
                        ==========   ==========   ==========   ===========    ==========    ==========
Income (loss) before
  provision for income
  taxes...............  $  162,458   $   88,820   $  (85,361)  $   165,917    $  112,228    $   50,323
                        ==========   ==========   ==========   ===========    ==========    ==========
Income tax expense....  $   50,536   $   22,367   $      429   $    73,332    $   48,707    $   22,850
                        ==========   ==========   ==========   ===========    ==========    ==========
Finance lease
  receivables.........               $  871,034                $   871,034
                                     ==========                ===========
Vehicles, net.........  $3,367,362   $3,134,009                $ 6,501,371    $3,164,816    $3,018,856
                        ==========   ==========                ===========    ==========    ==========
Debt and minority
  interest (preferred
  membership
  interest)...........  $3,393,422   $3,613,688   $1,562,000   $ 8,569,110    $3,014,712    $2,826,422
                        ==========   ==========   ==========   ===========    ==========    ==========
Total assets..........  $4,885,928   $6,107,019   $   85,311   $11,078,258    $4,497,062    $4,274,657
                        ==========   ==========   ==========   ===========    ==========    ==========
Capital expenditures
  for vehicles and
  property and
  equipment...........  $4,814,597   $  839,137                $ 5,653,734    $4,345,981    $4,265,542
                        ==========   ==========                ===========    ==========    ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 22--SEGMENT INFORMATION (CONTINUED)
GEOGRAPHIC AREAS

                                                           YEAR ENDED DECEMBER 31, 1999
                                    ---------------------------------------------------------------------------
                                                              AUSTRALIA/                OTHER
                                      UNITED       UNITED        NEW                   FOREIGN
                                      STATES      KINGDOM      ZEALAND      CANADA    OPERATIONS   CONSOLIDATED
                                    ----------   ----------   ----------   --------   ----------   ------------
Revenue...........................  $2,910,712   $  130,298    $124,263    $127,619     $39,835    $ 3,332,727
                                    ==========   ==========    ========    ========     =======    ===========
Interest expense, net.............  $  342,320   $   27,343    $    655    $  8,778     $ 3,207    $   382,303
                                    ==========   ==========    ========    ========     =======    ===========
EBITDA............................  $  219,333   $   46,927    $ 25,450    $ 18,670     $(7,720)   $   302,660
                                    ==========   ==========    ========    ========     =======    ===========
Non-vehicle depreciation and
  amortization....................  $   43,465   $   17,805    $  1,303    $  1,528     $   681    $    64,782
                                    ==========   ==========    ========    ========     =======    ===========
Income (loss) before provision for
  income taxes....................  $  104,170   $   29,122    $ 24,147    $ 17,142     $(8,664)   $   165,917
                                    ==========   ==========    ========    ========     =======    ===========
Income tax expense................  $   57,224   $    4,259    $  5,652    $  4,939     $ 1,258    $    73,332
                                    ==========   ==========    ========    ========     =======    ===========
Finance lease receivables.........  $  129,188   $  725,740                $ 16,106                $   871,034
                                    ==========   ==========                ========                ===========
Vehicles, net.....................  $5,937,503   $  168,476    $ 75,238    $224,704     $95,450    $ 6,501,371
                                    ==========   ==========    ========    ========     =======    ===========
Debt and minority interest
  (preferred membership
  interest).......................  $7,545,835   $  850,443    $  5,433    $148,022     $19,377    $ 8,569,110
                                    ==========   ==========    ========    ========     =======    ===========
Total assets......................  $9,159,879   $1,416,598    $107,341    $317,298     $77,142    $11,078,258
                                    ==========   ==========    ========    ========     =======    ===========
Capital expenditures for vehicles
  and property and equipment......  $5,040,195   $   42,668    $ 88,429    $436,065     $46,377    $ 5,653,734
                                    ==========   ==========    ========    ========     =======    ===========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 22--SEGMENT INFORMATION (CONTINUED)
GEOGRAPHIC AREAS

                                                          YEAR ENDED DECEMBER 31, 1998
                                         --------------------------------------------------------------
                                                      AUSTRALIA/                OTHER
                                           UNITED        NEW                   FOREIGN
                                           STATES      ZEALAND      CANADA    OPERATIONS   CONSOLIDATED
                                         ----------   ----------   --------   ----------   ------------
Revenue................................  $2,061,967    $115,790    $ 92,402     $27,423     $2,297,582
                                         ==========    ========    ========     =======     ==========
Interest expense, net..................  $  184,869    $    633    $  5,587     $   991     $  192,080
                                         ==========    ========    ========     =======     ==========
EBITDA.................................  $  121,803    $ 20,118    $  5,984     $   328     $  148,233
                                         ==========    ========    ========     =======     ==========
Non-vehicle depreciation and
  amortization.........................  $   33,186    $  1,210    $    909     $   700     $   36,005
                                         ==========    ========    ========     =======     ==========
Income (loss) before provision for
  income taxes.........................  $   88,617    $ 18,908    $  5,075     $  (372)    $  112,228
                                         ==========    ========    ========     =======     ==========
Income tax expense.....................  $   38,395    $  5,925    $  3,641     $   746     $   48,707
                                         ==========    ========    ========     =======     ==========
Vehicles, net..........................  $2,942,760    $ 72,609    $118,078     $31,369     $3,164,816
                                         ==========    ========    ========     =======     ==========
Debt...................................  $2,930,154    $ 15,881    $ 56,977     $11,700     $3,014,712
                                         ==========    ========    ========     =======     ==========
Total assets...........................  $4,192,961    $ 98,361    $148,230     $57,510     $4,497,062
                                         ==========    ========    ========     =======     ==========
Capital expenditures for vehicles and
  property and equipment...............  $3,988,072    $ 87,310    $244,891     $25,708     $4,345,981
                                         ==========    ========    ========     =======     ==========

                                                          YEAR ENDED DECEMBER 31, 1997
                                         --------------------------------------------------------------
                                                      AUSTRALIA/                OTHER
                                           UNITED        NEW                   FOREIGN
                                           STATES      ZEALAND      CANADA    OPERATIONS   CONSOLIDATED
                                         ----------   ----------   --------   ----------   ------------
Revenue................................  $1,801,278    $132,309    $ 85,021     $27,546     $2,046,154
                                         ==========    ========    ========     =======     ==========
Interest expense, net..................  $  173,269    $  1,192    $  5,343     $   804     $  180,608
                                         ==========    ========    ========     =======     ==========
EBITDA.................................  $   37,331    $ 25,551    $  8,150     $ 2,313     $   73,345
                                         ==========    ========    ========     =======     ==========
Non-vehicle depreciation and
  amortization.........................  $   20,186    $  1,457    $    931     $   448     $   23,022
                                         ==========    ========    ========     =======     ==========
Income before provision for income
  taxes................................  $   16,601    $ 24,094    $  7,219     $ 2,409     $   50,323
                                         ==========    ========    ========     =======     ==========
Income tax expense.....................  $   11,957    $  6,088    $  3,902     $   903     $   22,850
                                         ==========    ========    ========     =======     ==========
Vehicles, net..........................  $2,821,297    $ 67,818    $100,985     $28,756     $3,018,856
                                         ==========    ========    ========     =======     ==========
Debt...................................  $2,744,714    $ 19,637    $ 50,741     $11,330     $2,826,422
                                         ==========    ========    ========     =======     ==========
Total assets...........................  $3,988,117    $ 99,001    $133,178     $54,361     $4,274,657
                                         ==========    ========    ========     =======     ==========
Capital expenditures for vehicles and
  property and equipment...............  $3,915,299    $ 85,748    $239,276     $25,219     $4,265,542
                                         ==========    ========    ========     =======     ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 23--SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                    QUARTERS ENDED
                                                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                               --------------------------------------------------------
                                                MARCH 31,     JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
                                                  1999          1999           1999            1999
                                               -----------   -----------   -------------   ------------
Revenue......................................  $  566,917    $  637,457      $1,122,818     $1,005,535
Cost and expenses............................     540,087       589,913       1,051,044        985,766
                                               ----------    ----------      ----------     ----------
Income before provision for income taxes.....      26,830        47,544          71,774         19,769
Provision for income taxes...................      11,644        20,262          32,399          9,027
                                               ----------    ----------      ----------     ----------
Net income...................................      15,186        27,282          39,375         10,742
Preferred dividends..........................                                     4,555          4,555
                                               ----------    ----------      ----------     ----------
Earnings applicable to common stockholders...  $   15,186    $   27,282      $   34,820     $    6,187
                                               ==========    ==========      ==========     ==========
Earnings per share:
Basic........................................  $      .48    $      .87      $     1.12     $      .20
                                               ==========    ==========      ==========     ==========
Diluted......................................  $      .47    $      .85      $     1.10     $      .20
                                               ==========    ==========      ==========     ==========
Shares of common stock used in computing
  earnings per share:........................
Basic........................................  31,873,031    31,188,977      31,129,164     31,130,973
                                               ==========    ==========      ==========     ==========
Diluted......................................  32,517,570    32,237,810      31,760,213     31,426,681
                                               ==========    ==========      ==========     ==========

                                                                    QUARTERS ENDED
                                                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                               --------------------------------------------------------
                                                MARCH 31,     JUNE 30,     SEPTEMBER 30,   DECEMBER 31,
                                                  1998          1998           1998            1998
                                               -----------   -----------   -------------   ------------
Revenue......................................    $511,390      $575,280        $652,385       $558,527
Cost and expenses............................     498,161       535,370         599,679        552,144
                                               ----------    ----------      ----------     ----------
Income before provision for income taxes.....      13,229        39,910          52,706          6,383
Provision for income taxes...................       5,821        17,560          22,568          2,758
                                               ----------    ----------      ----------     ----------
Net income...................................    $  7,408      $ 22,350        $ 30,138       $  3,625
                                               ==========    ==========      ==========     ==========
Earnings per share:
Basic........................................    $    .24      $    .62        $    .85       $    .11
                                               ==========    ==========      ==========     ==========
Diluted......................................    $    .23      $    .61        $    .83       $    .11
                                               ==========    ==========      ==========     ==========
Shares of Common Stock used in computing
  earnings per share:
Basic........................................  31,425,000    35,925,000      35,608,000     33,690,798
                                               ==========    ==========      ==========     ==========
Diluted......................................  32,561,483    36,730,233      36,180,000     34,068,603
                                               ==========    ==========      ==========     ==========

           AVIS GROUP HOLDINGS, INC. (FORMERLY AVIS RENT A CAR, INC.)

NOTE 24--RELATED PARTY TRANSACTIONS

    The Company and Avis Europe, plc cooperate jointly in marketing and promotional activities, the exchange of reservations, the honoring of charge cards and vouchers, and the transfer of the related billings. Two members of the Company's board of directors are executive officers of Cendant and one of these two Cendant executive officers also serves on the board of Avis Europe Limited, the parent company of Avis Europe, plc.

    The Company is affiliated with Cendant, which at January 1, 2000, owned approximately 18% of the common stockholders' equity of the Company, excluding potential conversion of Preferred Stock (see Notes 14 and 16). For the years ended December 31, 1999, 1998 and 1997, the Company earned vehicle rental revenues of approximately $63.6 million $62.1 million and $2.2 million, respectively, from Cendant and its subsidiary companies, of which approximately $1.1 million and $745 thousand was outstanding and is included in accounts receivable on the accompanying consolidated statements of financial position at December 31, 1999 and 1998, respectively. The Company purchased approximately $106.4 million, $90.4 million and $90.1 million in 1999, 1998 and 1997, respectively, of goods and services from these affiliated companies.

NOTE 25--LITIGATION

    From time to time, the Company is subject to routine litigation incidental to its business. The Company maintains insurance policies that cover most of the actions brought against the Company. The Company is not currently involved in any legal proceeding which it believes would have a material adverse effect upon its financial position or results of operations.

                            AVIS GROUP HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)




                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                                     SEPTEMBER 30,                  SEPTEMBER 30,
                                                -------------------------     -------------------------
                                                  2000            1999           2000            1999
                                                ----------     ----------     ----------     ----------
Revenue:
Vehicle rental ..............................   $  733,694     $  709,555     $1,989,167     $1,913,929
Vehicle leasing and other fee based .........      396,581        413,263      1,250,609        413,263
                                                ----------     ----------     ----------     ----------
                                                 1,130,275      1,122,818      3,239,776      2,327,192
                                                ----------     ----------     ----------     ----------
Costs and expenses:
Direct operating, net .......................      259,573        263,123        715,581        724,843
Vehicle depreciation and lease charges, net .      446,464        442,458      1,273,966        760,929
Selling, general and administrative .........      171,478        177,119        537,753        408,301
Interest, net ...............................      146,776        145,348        452,770        245,273
Non-vehicle depreciation and amortization ...       10,873         11,019         37,332         23,370
Amortization of cost in excess of
   net assets acquired ......................       10,203         11,977         33,797         18,328
                                                ----------     ----------     ----------     ----------
                                                 1,045,367      1,051,044      3,051,199      2,181,044
                                                ----------     ----------     ----------     ----------

Income before provision for income taxes ....       84,908         71,774        188,577        146,148
Provision for income taxes ..................       36,511         32,399         83,162         64,305
                                                ----------     ----------     ----------     ----------
Net income ..................................       48,397         39,375        105,415         81,843
Preferred stock dividend ....................        4,783          4,555         14,118          4,555
                                                ----------     ----------     ----------     ----------
Earnings applicable to common stockholders ..   $   43,614     $   34,820     $   91,297     $   77,288
                                                ==========     ==========     ==========     ==========
Earnings per share:

Basic .......................................   $     1.40     $     1.12     $     2.93     $     2.46
                                                ==========     ==========     ==========     ==========

Diluted .....................................   $     1.36     $     1.10     $     2.89     $     2.40
                                                ==========     ==========     ==========     ==========


          See notes to the condensed consolidated financial statements.

                            AVIS GROUP HOLDINGS, INC.
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                                                      SEPTEMBER 30,     DECEMBER 31,
                                                          2000              1999
                                                      ------------      ------------
                                                       (UNAUDITED)
ASSETS
Cash and cash equivalents .......................     $     57,911      $     71,697
Cash held on deposit with financial institution .           48,046            93,530
Restricted cash .................................          235,799           253,080
Accounts receivable, net ........................          884,087         1,115,740
Prepaid expenses ................................           66,550            64,316
Finance lease receivables .......................          177,379           871,034
Vehicles, net-rental ............................        4,009,732         3,367,362
Vehicles, net-leasing ...........................        3,013,687         3,134,009
Property and equipment, net .....................          188,307           197,827
Investment in PHH/Arval joint venture ...........          181,204
Other assets ....................................          108,633           115,273
Cost in excess of net assets acquired, net ......        1,299,124         1,794,390
                                                      ------------      ------------

   Total assets .................................     $ 10,270,459      $ 11,078,258
                                                      ============      ============
LIABILITIES, PREFERRED STOCK AND
COMMON STOCKHOLDERS' EQUITY
Accounts payable ................................     $    550,179      $    588,377
Accrued liabilities .............................          378,077           369,453
Due to affiliates, net ..........................           32,718            59,396
Current income tax liabilities ..................           25,807            18,226
Deferred income tax liabilities, net ............          444,984           181,256
Public liability, property damage and
   other insurance liabilities, net .............          256,435           259,756
Vehicle debt ....................................        6,854,158         6,969,805
Acquisition debt ................................          500,000         1,500,000
Minority interest (preferred membership interest)           99,305            99,305
                                                      ------------      ------------

   Total liabilities ............................        9,141,663        10,045,574
                                                      ------------      ------------
Commitments and contingencies

Preferred Stock of a subsidiary:
Class A Preferred stock .........................          360,000           360,000
Class B Preferred stock .........................           22,953             9,000
Class C Preferred stock .........................            2,000             2,000
                                                      ------------      ------------

   Total preferred stock of a subsidiary ........          384,953           371,000
                                                      ------------      ------------


Common stockholders' equity:
Class A Common stock ............................              359               359
Additional paid-in capital ......................          593,151           593,106
Retained earnings ...............................          266,987           175,690
Accumulated other comprehensive loss ............          (13,157)           (3,639)
Treasury stock ..................................         (103,497)         (103,832)
                                                      ------------      ------------
   Total common stockholders' equity ............          743,843           661,684
                                                      ------------      ------------
   Total liabilities, preferred stock and common
    stockholders' equity ........................     $ 10,270,459      $ 11,078,258
                                                      ============      ============

          See notes to the condensed consolidated financial statements.

                            AVIS GROUP HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                       NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                  ----------------------------
                                                                     2000              1999
                                                                  -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ..................................................     $   105,415      $    81,843
  Adjustments to reconcile net income to net cash
        provided by operating activities ....................       1,260,561          581,623
                                                                  -----------      -----------
  Net cash provided by operating activities .................       1,365,976          663,466
                                                                  -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for vehicle additions ............................      (5,692,115)      (3,650,923)
  Vehicle deletions .........................................       3,677,112        2,669,166
  Increase in finance lease receivables .....................         (50,631)         (85,569)
  Payments for property and equipment .......................         (41,011)         (35,022)
  Retirements of property and equipment .....................           9,378            3,742
  Proceeds from the sale of 80% of PHH Europe, net of
   cash disposed of $104,765 ................................         695,684
  Settlement of PHH Europe intercompany accounts ............         225,819
  Dividend from the PHH/Arval Joint Venture .................          32,426
  Payments for purchase of rental car franchise licensees,
   net of cash acquired of $14,208 in 1999 ..................                          (45,192)
  Payment for purchase of PHH Holdings, net of
   cash acquired of $170,568 in 1999 ........................                       (1,348,530)
                                                                                   -----------
  Net cash used in investing activities .....................      (1,143,338)      (2,492,328)
                                                                  -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in debt:
  Proceeds ..................................................       2,442,104        2,538,000
  Repayment of acquisition and other debt from the proceeds
   of the sale of 80% of PHH Europe .........................      (1,054,437)
  Repayments ................................................      (1,652,067)        (479,452)
                                                                  -----------      -----------
  Net (decrease) increase in debt ...........................        (264,400)       2,058,548
    Payments for debt issuance costs ........................         (17,280)          (1,640)
  Purchases of treasury stock ...............................                          (57,237)
  Other .....................................................             162            3,349
                                                                  -----------      -----------
  Net cash (used in) provided by financing activities .......        (281,518)       2,003,020
                                                                  -----------      -----------

Effect of exchange rate changes on cash .....................            (390)           2,612
                                                                  -----------      -----------
Net  (decrease) increase in cash and cash equivalents .......         (59,270)         176,770
Cash and cash equivalents and cash held on deposit with
  financial institution at beginning of period ..............         165,227           29,751
                                                                  -----------      -----------
Cash and cash equivalents and cash held on deposit with
  financial institution at end of period ....................     $   105,957      $   206,521
                                                                  ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash interest paid ..........................................     $   431,369      $   173,600
                                                                  ===========      ===========

Cash income taxes paid ......................................     $    30,499      $    14,835
                                                                  ===========      ===========


Business disposed in August 2000:
Assets disposed .............................................     $ 1,731,488
                                                                  -----------
Liabilities disposed ........................................       1,035,804
                                                                  -----------
Proceeds received from the sale of 80% of PHH Europe, net of
   cash disposed of $104,765 ................................     $   695,684
                                                                  ===========
Businesses acquired in 1999:
Fair value of assets acquired, net of cash acquired
  of $184,776 ...............................................                      $ 6,127,678
Liabilities assumed .........................................                        4,371,956
                                                                                   -----------
Net assets acquired .........................................                        1,755,722
Less: issuance of Series A and Series C Preferred
    Stocks ..................................................                         (362,000)
                                                                                   -----------

Net cash paid for acquisitions ..............................                      $ 1,393,722
                                                                                   ===========


          See notes to the condensed consolidated inancial statements.

                            AVIS GROUP HOLDINGS, INC.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include Avis Group Holdings, Inc. and its subsidiaries (the "Company" or "Avis Group."). These consolidated financial statements reflect, in the opinion of management, all material adjustments (which include normal recurring adjustments only) necessary to fairly state the financial position, the results of operations and cash flows for the periods presented. The consolidated statements of financial position include all of the assets and liabilities of the Company, including the Company's vehicle lease and vehicle management businesses in the United States and Canada ("PHH North America"), and in Europe ("PHH Europe") through August 9, 2000 (see Note 6), and of Wright Express LLC (collectively "VMS") which were acquired on June 30, 1999. The consolidated statements of financial position also include all of the assets and liabilities of Rent A Car Incorporated ("Rent-A-Car, Inc.") and Motorent, Inc. ("Motorent"), rental car franchisees which were purchased on March 19, 1999 and June 30, 1999, respectively. The consolidated statements of operations include the results of these operations, subsequent to their dates of acquisition. Operating results for interim periods are not indicative of the results that can be expected for a full year. These consolidated financial statements should be read in conjunction with the Company's audited annual consolidated financial statements and notes thereto, included in the Company's annual report on Form 10-K for the year ended December 31, 1999, and the current report on Form 8-K, dated August 24, 2000, filed with the Securities and Exchange Commission. Certain amounts in the prior period have been reclassified to conform to current period presentation. All amounts are in thousands except share data.

NOTE 2 - CASH HELD ON DEPOSIT WITH FINANCIAL INSTITUTION

Cash held on deposit with financial institution represents lease payments collected from the Company's vehicle leasing customers by one of the Company's lenders in connection with the Company's domestic vehicle leasing Asset Backed Financing Structure (see Note 8). Cash collected during the month by the lender net of vehicle purchases is settled with the Company in the early part of the following month.

NOTE 3 - CLASS B COMMON STOCK

At the Company's meeting of shareholders on May 6, 2000, the Company's shareholders approved a revision to the Company's charter to issue 15,000,000 shares of non-voting Class B Common Stock. The Class B Common Shares will be issued upon the conversion of Series A Preferred Stock or Series B Preferred Stock of PHH Leasing and Management, Inc., a subsidiary of the Company. Holders of Series A and B Preferred Stock may convert their shares into Class B Common Stock of the Company if certain financial goals are attained or upon the occurrence of certain events.

The Class B Common Stock ranks (1) junior to any class or series of preferred stock of the Company and (2) PARI PASSU with the Class A Common Stock in right of payment of dividends and upon liquidation.

NOTE 4- EARNINGS PER SHARE
Basic earnings per share is computed by dividing earnings applicable to common stockholders for the three months ended September 30, 2000 and 1999 by 31,138,079 and 31,129,164 weighted average shares outstanding, respectively, and for the nine months ended September 30, 2000 and 1999 by 31,133,834 and 31,394,335 weighted average shares outstanding, respectively. Diluted earnings per share is computed by dividing earnings applicable to common stockholders for the three months ended September 30, 2000 and 1999 by 32,150,494 and 31,760,213 weighted average shares outstanding, respectively, and for the nine months ended September 30, 2000 and 1999 by 31,609,275 and 32,172,196 weighted average shares outstanding, respectively. Shares used in calculating diluted earnings per share include the effects of the assumed exercise of stock options.

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 5 - ACQUISITIONS
On June 30, 1999, the Company acquired VMS for $1.8 billion and refinanced VMS indebtedness of approximately $3.5 billion (the "VMS Acquisition"). The acquisition financing included borrowings by the Company of $1.0 billion of term loans, the issuance by the Company of $500 million of senior subordinated notes, and the issuance by the acquisition subsidiary of $362 million of preferred stock. The $1.0 billion of term loans were repaid in August 2000 in connection with the sale of 80% of PHH Europe (Note 6).

On March 19, 1999 and June 30, 1999, the Company purchased Rent-A-Car, Inc. and Motorent, respectively, using internally generated funds for approximately $59.4 million.

The combined purchase cost allocation for the Company's acquisitions of VMS, Rent-A-Car, Inc. and Motorent are as follows (in thousands):


Purchase cost .......................     $1,917,949
                                          ----------
Fair value of:
   Assets acquired ..................      4,806,414
   Liabilities assumed ..............      4,281,177
                                          ----------
Net assets ..........................        525,237
                                          ----------
Cost in excess of net assets acquired     $1,392,712
                                          ==========

The above mentioned acquisitions have been accounted for by the purchase method. The financial statements include the operating results of these acquisitions subsequent to their dates of acquisition.

The following unaudited pro forma information presents the results of operations of the Company as if the acquisition of VMS for $1.8 billion (including the issuance of Series A and Series C Preferred Stock) and the refinancing of VMS indebtedness and related adjustments had taken place on January 1, 1999 (in thousands, except share data):

                                              Three months                Nine months
                                                  ended                      ended
                                            September 30, 1999        September 30, 1999
                                            ------------------        ------------------
Revenue ..................................     $  1,055,174               $2,945,609
                                               ============               ==========

Income before provision for income taxes .     $     71,774               $  121,616
                                               ============               ==========

Net income ...............................     $     39,375               $   62,413
                                               ============               ==========

Preferred stock dividends ................     $      4,555               $   13,665
                                               ============               ==========

Earnings applicable to common stockholders     $     34,820               $   48,748
                                               ============               ==========

Earnings per share:

Basic ....................................     $       1.12               $     1.55
                                               ============               ==========

Diluted ..................................     $       1.10               $     1.52
                                               ============               ==========


If the acquisitions of Rent-A-Car, Inc. and Motorent had occurred on January 1, 1999, they would not have had a material impact on the results of operations for the three and nine months ended September 30, 1999.

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 6 - FORMATION OF JOINT VENTURE
On August 9, 2000, the Company announced that it had completed its transaction with BNP Paribas ("BNP") to form a joint venture company that owns PHH Europe and, within one year, will merge with BNP's vehicle management subsidiary, Arval Service Lease S.A. ("Arval"). As part of the transaction, BNP acquired an 80% interest in the joint venture, with the Company retaining a 20% interest. The Company received $800 million in cash and had its intercompany indebtedness with PHH Europe repaid. PHH Europe, with operations in the United Kingdom and Germany, is engaged in the business of leasing vehicles and providing fee based services, including fuel and maintenance cards, accident management and other vehicle services to its customers. Accordingly, the Company's 20% investment in the joint venture is reported as Investment in PHH/Arval Joint Venture in the accompanying statement of financial position at September 30, 2000 and earnings of the joint venture are included in the statement of operations on the equity method. The difference between the carrying value of the net assets of PHH Europe and the proceeds from the sale have been accounted for as a reduction of cost in excess of net assets acquired relating to the VMS Acquisition. The revenue and net income of PHH Europe included in the statement of operations for the nine months ended September 30, 2000 and 1999 are (in thousands):

                           Nine Months ended
                              September 30,
                         ---------------------
                           2000         1999
          Revenue        $158,939     $ 67,644
                         ========     ========
          Net Income     $ 27,589     $  9,866
                         ========     ========

The revenue and net income of PHH Europe for the periods presented above includes the results of operations of PHH Europe from the date of acquisition (June 30, 1999) through July 31, 2000 (formation of Joint Venture).

PHH/Arval is an unlimited liability company organized under the laws of the United Kingdom. A subsidiary of the Company which owns 20% of PHH/Arval, is liable under the laws of the United Kingdom for all the obligations of PHH/Arval upon its liquidation which remain after the assets of PHH/Arval are sold. PHH/Arval incurred a loan of approximately $800 million to complete the BNP Paribas transaction. The Company's subsidiary is liable for the loan to the extent PHH/Arval does not have sufficient assets to repay the loan upon its liquidation. A newly formed subsidiary of the Company has guaranteed its subsidiary's liability under the loan.

NOTE 7- COMPREHENSIVE INCOME

Comprehensive income is comprised of the following (in thousands):

                                                                    Three months ended           Nine months ended
                                                                       September 30,                September 30,
                                                                 ----------------------------------------------------
                                                                   2000           1999          2000           1999
                                                                 ---------     ---------     ---------      ---------
Net income .................................................     $  48,397     $  39,375     $ 105,415      $  81,843
Foreign currency translation adjustment, net of income taxes           204         7,351       (27,616)        10,031
Reversal of the accumulated foreign currency translation
   adjustment, net of tax, related to the sale of 80% of PHH
   Europe (see Note 6) .....................................        18,098                      18,098
                                                                 ---------     ---------     ---------      ---------
Comprehensive income .......................................     $  66,699     $  46,726     $  95,897      $  91,874
                                                                 =========     =========     =========      =========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 8- FINANCING AND DEBT

Debt outstanding at September 30, 2000 and December 31, 1999 consist of the following (in thousands):

                                                                          September 30,   December 31,
                                                                              2000           1999
                                                                          -------------   ------------
VEHICLE RENTAL
Commercial Paper Notes ...............................................     $  872,474     $1,026,261
Short-term notes-foreign .............................................        207,969        111,259
Series 1997-1A asset-backed Medium Term Notes due May through
    October 2000 at 6.22% ............................................        133,333        800,000
Series 1997-1B asset-backed Medium Term Notes due May through
    October 2002 at 6.40% ............................................        850,000        850,000
Series 1998-1 asset-backed Medium Term Notes due December 2004 through
    May 2005 at 6.14% ................................................        600,000        600,000
Series 2000-1 floating rate Rental Car Asset-Backed Notes due
    February 2003 through July 2003 ..................................        250,000
Series 2000-2 floating rate Rental Car Asset-Backed Notes due
     March 2007 through August 2007 ..................................        300,000
Series 2000-3 floating rate Rental Car Asset-Backed Notes due
     May 2003 through October 2003 ...................................        200,000
Series 2000-4 floating rate Rental Car Asset-Backed Notes due
     June 2005 through November  2005 ................................        500,000
Revolving credit facility due June 2005 ..............................        105,000         62,000
Other ................................................................          5,574          5,902
                                                                           ----------     ----------
        TOTAL VEHICLE RENTAL DEBT ....................................      4,024,350      3,455,422
                                                                           ----------     ----------

VEHICLE LEASING AND OTHER FEE BASED
Commercial Paper Notes ...............................................      1,663,688      1,521,498
Canadian short term borrowings .......................................         29,793         44,563
Series 1999-2 floating rate asset-backed notes, Class A-1 ............        550,000        550,000
Series 1999-2 floating rate asset-backed notes, Class A-2 ............        450,000        450,000
Foreign Asset  Backed Securities - UK Advances (see Note 6) ..........        850,443
Self-fund notes ......................................................         27,435         30,397
Wright Express Certificates of Deposit ...............................        108,892         67,482
                                                                           ----------     ----------
        TOTAL VEHICLE LEASING AND OTHER FEE BASED DEBT ...............      2,829,808      3,514,383
                                                                           ----------     ----------

        TOTAL VEHICLE DEBT ...........................................      6,854,158      6,969,805
                                                                           ----------     ----------
ACQUISITION FINANCING
Term A Loan  Notes due June 2005 .....................................                       250,000
Term B Loan  Notes due June 2006 .....................................                       375,000
Term C Loan  Notes due June 2007 .....................................                       375,000
Senior Subordinated Notes due May 2009 at 11.00% .....................        500,000        500,000
                                                                           ----------     ----------
        TOTAL ACQUISITION FINANCING ..................................        500,000      1,500,000
                                                                           ----------     ----------
        TOTAL DEBT ...................................................     $7,354,158     $8,469,805
                                                                           ==========     ==========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS

In connection with the VMS Acquisition and as part of the financing thereof, Avis Group Holdings, Inc. (the "Parent") issued and sold the Senior Subordinated Notes (see Note 8) in a transaction exempt from registration under the Securities Act. The Senior Subordinated Notes are general unsecured obligations of the Parent, subordinated in right of payment to all existing and future senior indebtedness of the Company, and guaranteed by certain of the Parent's domestic subsidiaries. Accordingly, the following condensed consolidating financial information presents the condensed consolidating financial statements as of September 30, 2000 and December 31, 1999 and for the three and nine months ended September 30, 2000 and 1999, respectively, of: (a) the Parent (b) the guarantor subsidiaries (c) the non-guarantor subsidiaries (d) elimination entries necessary to consolidate Parent with guarantor and non-guarantor subsidiaries and (e) the Company on a consolidated basis.

Investments in subsidiaries are accounted for using the equity method for purposes of the consolidating presentation. The principle elimination entries eliminate investments in subsidiaries and intercompany balances and transactions (in thousands):

Separate financial statements and other disclosures with respect to the subsidiary guarantors have not been made because management believes that such information is not material to holders of the Senior Subordinated Notes.

                                                                                        CONDENSED
                                                                          CONSOLIDATING STATEMENTS OF OPERATIONS
                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                                                      (IN THOUSANDS)
                                                    ------------------------------------------------------------------------------
                                                                                        NON-                          AVIS GROUP
                                                                      GUARANTOR       GUARANTOR                      HOLDINGS, INC.
                                                      PARENT         SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                                    -----------      ------------    ------------     ------------   -------------
Revenue .......................................                      $ 1,868,530     $ 1,371,246                      $ 3,239,776
                                                                     -----------     -----------                      -----------
Costs and expenses:
Direct operating, net .........................                          631,687          83,894                          715,581
Vehicle depreciation and lease
charges, net ..................................                          432,631         841,335                        1,273,966
Selling, general and administrative ...........                          394,090         143,663                          537,753
Interest, net .................................     $   105,499          162,150         185,121                          452,770
Non-vehicle depreciation and
amortization ..................................                           25,780          11,552                           37,332
Amortization of cost in excess of net
   assets acquired ............................                           30,222           3,575                           33,797
                                                    -----------      -----------     -----------                      -----------
                                                        105,499        1,676,560       1,269,140                        3,051,199
                                                    -----------      -----------     -----------                      -----------
                                                       (105,499)         191,970         102,106                          188,577
Equity in earnings of subsidiaries ............         171,726           82,010                     $  (253,736)
                                                    -----------      -----------     -----------     -----------      -----------
Income before provision for income taxes ......          66,227          273,980         102,106        (253,736)         188,577
Provision (benefit) for income taxes                    (39,188)         102,254          20,096                           83,162
                                                    -----------      -----------     -----------     -----------      -----------
    Net income ................................     $   105,415      $   171,726     $    82,010     $  (253,736)     $   105,415
                                                    ===========      ===========     ===========     ===========      ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                                        CONDENSED
                                                                          CONSOLIDATING STATEMENTS OF OPERATIONS
                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                                                      (IN THOUSANDS)
                                                -------------------------------------------------------------------------------
                                                                                     NON-                           AVIS GROUP
                                                                  GUARANTOR       GUARANTOR                       HOLDINGS, INC.
                                                   PARENT        SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                                -----------      ------------    ------------     ------------    -------------
Revenue ...................................                      $ 1,759,631      $   567,561                       $ 2,327,192
                                                                 -----------      -----------                       -----------
Costs and expenses:
Direct operating, net .....................                          638,371           86,472                           724,843
Vehicle depreciation and lease charges, net                          457,863          303,066                           760,929
Selling, general and administrative .......     $      (464)         361,640           47,125                           408,301
Interest, net .............................          10,376          161,704           73,193                           245,273
Non-vehicle depreciation and amortization .                           17,871            5,499                            23,370
Amortization of cost in excess of net
   assets acquired ........................                           13,210            5,118                            18,328
                                                -----------      -----------      -----------                       -----------
                                                      9,912        1,650,659          520,473                         2,181,044
                                                -----------      -----------      -----------                       -----------
                                                     (9,912)         108,972           47,088                           146,148
Equity in earnings of subsidiaries ........          88,387           40,300                       $  (128,687)
                                                -----------      -----------      -----------      -----------      -----------
Income before provision for income taxes ..          78,475          149,272           47,088         (128,687)         146,148
Provision  (benefit) for  income taxes ....          (3,368)          60,885            6,788                            64,305
                                                -----------      -----------      -----------      -----------      -----------
    Net income ............................     $    81,843      $    88,387      $    40,300      $  (128,687)     $    81,843
                                                ===========      ===========      ===========      ===========      ===========

                                                                                        CONDENSED
                                                                          CONSOLIDATING STATEMENTS OF OPERATIONS
                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                                                      (IN THOUSANDS)
                                                -------------------------------------------------------------------------------
                                                                                     NON-                           AVIS GROUP
                                                                  GUARANTOR       GUARANTOR                       HOLDINGS, INC.
                                                   PARENT        SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                                -----------      ------------    ------------     ------------    -------------
Revenue ...................................                      $   688,604      $   441,671                       $ 1,130,275
                                                                 -----------      -----------                       -----------
Costs and expenses:
Direct operating, net .....................                          229,974           29,599                           259,573
Vehicle depreciation and lease charges, net                          167,571          278,893                           446,464
Selling, general and administrative .......                          123,807           47,671                           171,478
Interest, net .............................     $    25,250           61,728           59,798                           146,776
Non-vehicle depreciation and amortization .                            8,466            2,407                            10,873
Amortization of cost in excess of net
   assets acquired ........................                            9,686              517                            10,203
                                                -----------      -----------      -----------                       -----------
                                                     25,250          601,232          418,885                         1,045,367
                                                -----------      -----------      -----------                       -----------
                                                    (25,250)          87,372           22,786                           84,908
Equity in earnings of subsidiaries ........          64,268           19,983                       $   (84,251)
                                                -----------      -----------      -----------      -----------      -----------
Income before provision for income taxes ..          39,018          107,355           22,786          (84,251)          84,908
Provision  (benefit) for  income taxes ....          (9,379)          43,087            2,803                            36,511
                                                -----------      -----------      -----------      -----------      -----------
    Net income ............................     $    48,397      $    64,268      $    19,983      $   (84,251)     $    48,397
                                                ===========      ===========      ===========      ===========      ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)


                                                                                        CONDENSED
                                                                          CONSOLIDATING STATEMENTS OF OPERATIONS
                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                                                      (IN THOUSANDS)
                                                -------------------------------------------------------------------------------
                                                                                     NON-                           AVIS GROUP
                                                                  GUARANTOR       GUARANTOR                       HOLDINGS, INC.
                                                   PARENT        SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                                -----------      ------------    ------------     ------------    -------------
Revenue ...................................                      $   673,194      $   449,624                       $ 1,122,818
                                                                 -----------      -----------                       -----------
Costs and expenses:
Direct operating, net .....................                          231,267           31,856                           263,123
Vehicle depreciation and lease charges, net                          168,938          273,520                           442,458
Selling, general and administrative .......     $      (464)         147,190           30,393                           177,119
Interest, net .............................           3,458           70,585           71,305                           145,348
Non-vehicle depreciation and amortization .           6,780            4,239           11,019
Amortization of cost in excess of net
   assets acquired ........................                            6,955            5,022                            11,977
                                                -----------      -----------      -----------                       -----------
                                                      2,994          631,715          416,335                         1,051,044
                                                -----------      -----------      -----------                       -----------
                                                     (2,994)          41,479           33,289                            71,774
Equity in earnings of subsidiaries ........          41,422           30,926                       $   (72,348)
                                                -----------      -----------      -----------      -----------      -----------
Income before provision for income taxes ..          38,428           72,405           33,289          (72,348)          71,774
Provision (benefit) for income taxes ......            (947)          30,983            2,363                            32,399
                                                -----------      -----------      -----------      -----------      -----------
    Net income ............................     $    39,375      $    41,422      $    30,926      $   (72,348)     $    39,375
                                                ===========      ===========      ===========      ===========      ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                                                                                     CONDENSED
                                                                        CONSOLIDATING STATEMENTS OF OPERATIONS
                                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                                                   (IN THOUSANDS)
                                                                  --------------------------------------------------
                                                                                                       NON-
                                                                                    GUARANTOR       GUARANTOR
                                                                     PARENT        SUBSIDIARIES    SUBSIDIARIES
                                                                  -----------      ------------    ------------
ASSETS
Cash and cash equivalents ...................................     $        72      $    32,676      $    25,163
Cash held on deposit with financial institution .............                                            48,046
Restricted cash .............................................                                           235,799
Accounts receivable, net ....................................              57          252,848          631,182
Prepaid expenses ............................................                           52,920           13,630
Finance lease receivables ...................................                                           177,379
Vehicles, net-rental ........................................                          (65,275)       4,075,007
Vehicles, net-leasing .......................................                             (712)       3,014,399
Property and equipment, net .................................                          173,567           14,740
Investment in subsidiaries ..................................       2,262,144        1,038,669
Investment in PHH/Arval joint venture .......................                          181,204
Other assets ................................................           1,000           51,646           55,987
Cost in excess of net assets
    acquired, net ...........................................                        1,295,773            3,351
                                                                  -----------      -----------      -----------
Total assets ................................................     $ 2,263,273      $ 3,013,316      $ 8,294,683
                                                                  ===========      ===========      ===========

LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY
Accounts payable ............................................                      $   250,552      $   299,627
Accrued liabilities .........................................     $    18,629          315,562           43,886
Due (from) to affiliates, net ...............................         984,364         (925,326)         (26,320)
Current income tax liabilities ..............................          25,807           25,807
Deferred income tax liabilities, net ........................         (88,563)         492,063           41,484
Public liability, property damage and other
   insurance liabilities, net ...............................                          201,758           54,677
Debt ........................................................         605,000            5,803        6,743,355
Minority interest (preferred membership interest) ...........          99,305                            99,305
Preferred stock .............................................                          384,953
Common stockholders' equity .................................         743,843        2,262,144        1,038,669
                                                                  -----------      -----------      -----------
Total liabilities, preferred stock and
  common stockholders' equity ...............................     $ 2,263,273      $ 3,013,316      $ 8,294,683
                                                                  ===========      ===========      ===========

                                                                  -----------------------------
                                                                                    AVIS GROUP
                                                                                  HOLDINGS, INC.
                                                                  ELIMINATIONS    CONSOLIDATED
                                                                  ------------    -------------
ASSETS
Cash and cash equivalents ...................................                      $    57,911
Cash held on deposit with financial institution .............                           48,046
Restricted cash .............................................                          235,799
Accounts receivable, net ....................................                          884,087
Prepaid expenses ............................................                           66,550
Finance lease receivables ...................................                          177,379
Vehicles, net-rental ........................................                        4,009,732
Vehicles, net-leasing .......................................                        3,013,687
Property and equipment, net .................................                          188,307
Investment in subsidiaries ..................................     $(3,300,813)
Investment in PHH/Arval joint venture .......................                          181,204
Other assets ................................................                          108,633
Cost in excess of net assets
    acquired, net ...........................................                        1,299,124
                                                                  -----------      -----------
Total assets ................................................     $(3,300,813      $10,270,459
                                                                  ===========      ===========

LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS' EQUITY
Accounts payable ............................................                      $   550,179
Accrued liabilities .........................................                          378,077
Due (from) to affiliates, net ...............................                           32,718
Current income tax liabilities ..............................
Deferred income tax liabilities, net ........................                          444,984
Public liability, property damage and other
   insurance liabilities, net ...............................                          256,435
Debt ........................................................                        7,354,158
Minority interest (preferred membership interest) ...........
Preferred stock .............................................                          384,953
Common stockholders' equity .................................     $(3,300,813)         743,843
                                                                  -----------      -----------
Total liabilities, preferred stock and
  common stockholders' equity ...............................     $(3,300,813)     $10,270,459
                                                                  ===========      ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)


                                                                                               CONDENSED
                                                                                CONSOLIDATING STATEMENTS OF FINANCIAL POSITION
                                                                                            DECEMBER 31, 1999
                                                                                             (IN THOUSANDS)
                                                              ----------------------------------------------------------------------

                                                                                                NON-                    AVIS GROUP
                                                                              GUARANTOR       GUARANTOR               HOLDINGS, INC.
                                                                 PARENT     SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                                              -----------   ------------    ------------  ------------  ------------
ASSETS
Cash and cash equivalents .................................   $        54    $    42,184    $    29,459                 $    71,697
Cash held on deposit with financial institution ...........                                      93,530                      93,530
Restricted cash ...........................................                                     253,080                     253,080
Accounts receivable, net ..................................            (9)       210,962        904,787                   1,115,740
Prepaid expenses ..........................................                       41,282         23,034                      64,316
Finance lease receivables .................................                                     871,034                     871,034
Vehicles, net-rental ......................................                      (75,581)     3,442,943                   3,367,362
Vehicles, net-leasing .....................................                       55,704      3,078,305                   3,134,009
Property and equipment, net ...............................                      161,651         36,176                     197,827
Investment in subsidiaries ................................     2,121,275      1,272,000                   $(3,393,275)
Other assets ..............................................         1,000         78,863         35,410                     115,273
Cost in excess of net assets
    acquired, net .........................................                    1,595,529        198,861                   1,794,390
                                                              -----------    -----------    -----------    -----------  -----------
Total assets ..............................................   $ 2,122,320    $ 3,382,594    $ 8,966,619    $(3,393,275) $11,078,258
                                                              ===========    ===========    ===========    ===========  ===========

LIABILITIES, PREFERRED STOCK AND COMMONSTOCKHOLDERS' EQUITY
Accounts payable ..........................................                  $   273,102    $   315,275                 $   588,377
Accrued liabilities .......................................   $    16,774        366,602        (13,923)                    369,453
Due (from) to affiliates, net .............................       (84,266)      (119,494)       263,156                      59,396
Current income tax liabilities ............................                       17,910            316                      18,226
Deferred income tax liabilities, net ......................       (42,982)       144,893         79,345                     181,256
Public liability, property damage and other
   insurance liabilities, net .............................                      206,111         53,645                     259,756
Debt ......................................................     1,562,000         10,305      6,897,500                   8,469,805
Minority interest (preferred membership interest) .........                                      99,305                      99,305
Preferred stock ...........................................                                     371,000                     371,000
Common stockholders' equity ...............................       670,794      2,112,165      1,272,000    $(3,393,275)     661,684
                                                              -----------    -----------    -----------    -----------  -----------
Total liabilities, preferred stock and
  common stockholders' equity .............................   $ 2,122,320    $ 3,382,594    $ 8,966,619    $(3,393,275) $11,078,258
                                                              ===========    ===========    ===========    ===========  ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)


                                                                                          CONDENSED
                                                                            CONSOLIDATING STATEMENTS OF CASH FLOWS
                                                                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                                                        (IN THOUSANDS)
                                                            ------------------------------------------------------------------------

                                                                                               NON-                     AVIS GROUP
                                                                            GUARANTOR       GUARANTOR                 HOLDINGS, INC.
                                                              PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS   CONSOLIDATED
                                                            -----------   ------------    ------------  ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ..............................................   $   105,415    $   171,726    $    82,010    $  (253,736)   $   105,415
Adjustments to reconcile net income to net cash
    provided by (used in) operating activities: .........     1,023,167       (619,384)       856,778                     1,260,561
                                                            -----------    -----------    -----------    -----------    -----------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES .     1,128,582       (447,658)       938,788       (253,736)     1,365,976
                                                            -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for vehicle additions ..........................                      (68,238)    (5,623,877)                   (5,692,115)
Vehicle deletions .......................................                     (422,647)     4,099,759                     3,677,112
Increase in finance lease receivables ...................                                     (50,631)                      (50,631)
Payments for property and equipment .....................                      (34,142)        (6,869)                      (41,011)
Retirements of property and equipment ...................                        6,188          3,190                         9,378
Proceeds from the sale of 80% of PHH Europe, net of
    cash disposed of $104,765 ...........................                      800,960       (105,276)                      695,684
Settlement of PHH Europe intercompany accounts ..........                      225,819                                      225,819
Dividend from the PHH/Arval joint venture ...............                       32,426                                       32,426
Investment in subsidiaries ..............................      (171,726)       (82,010)                      253,736
                                                            -----------    -----------    -----------    -----------    -----------
     NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES       (171,726)       458,356     (1,683,704)       253,736     (1,143,338)
                                                            -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in (repayment of) debt .....................        97,437         (4,502)       697,102                       790,037
Repayment of acquisition and other debt from the
    proceeds of the sale of 80% of PHH Europe ...........    (1,054,437)                                                 (1,054,437)

Payments for debt issuance costs ........................                      (15,704)        (1,576)                      (17,280)

Other ...................................................           162                                                         162
                                                            -----------    -----------    -----------                   -----------
   NET CASH (USED IN) PROVIDED BY FINANCING
      ACTIVITIES ........................................      (956,838)       (20,206)       695,526                      (281,518)
                                                            -----------    -----------    -----------                   -----------

Effect of exchange rate changes on cash .................                                        (390)                         (390)
                                                                                          -----------                   -----------

Net (decrease) increase in cash and cash equivalents ....            18         (9,508)       (49,780)                      (59,270)
Cash and cash equivalents at beginning of period ........            54         42,184        122,989                       165,227
                                                            -----------    -----------    -----------    -----------    -----------
    CASH AND CASH EQUIVALENTS AT END OF  PERIOD .........   $        72    $    32,676    $    73,209    $              $   105,957
                                                            ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash interest paid ..................................                                                               $   431,369
                                                                                                                        ===========
    Cash income taxes paid ..............................                                                               $    30,499
                                                                                                                        ===========
BUSINESS DISPOSED:
    Assets disposed .....................................                                                               $ 1,731,488
    Liabilities disposed ................................                                                                 1,035,804
                                                                                                                        -----------
    Proceeds received from the sale of 80% of PHH Europe,
     net of cash disposed of $104,765 ...................                                                               $   695,684
                                                                                                                        ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 9 - GUARANTOR AND NON-GUARANTOR CONDENSED FINANCIAL STATEMENTS (CONTINUED)


                                                                                         CONDENSED
                                                                           CONSOLIDATING STATEMENTS OF CASH FLOWS
                                                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                         -------------------------------------------------------------------------
                                                                                           NON-                       AVIS GROUP
                                                                         GUARANTOR       GUARANTOR                  HOLDINGS, INC.
                                                            PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS   CONSOLIDATED
                                                         -----------    ------------   -------------  ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ...........................................   $    81,843    $    88,387    $    40,300    $  (128,687)   $    81,843
Adjustments to reconcile net income to net cash
    (used in) provided by operating activities: ......      (225,193)       502,204        304,612                       581,623
                                                         -----------    -----------    -----------    -----------    -----------
NET CASH (USED IN)  PROVIDED BY OPERATING ACTIVITIES .      (143,350)       590,591        344,912       (128,687)       663,466
                                                         -----------    -----------    -----------    -----------    -----------

CASH FLOWS FORM INVESTING ACTIVITIES:
Payments for vehicle additions .......................                      104,735     (3,755,658)                   (3,650,923)
Vehicle deletions ....................................                     (428,000)     3,097,166                     2,669,166
Decrease in finance lease receivables ................                      (46,226)       (39,343)                      (85,569)
Payments for  property and equipment .................                      (29,476)        (5,546)                      (35,022)
Retirements of property and equipment ................                        2,248          1,494                         3,742
Investment in subsidiaries ...........................       (98,418)       (40,300)                      138,718
Payment for purchase of  rental car franchise
   licensees, net of cash acquired of $14,208 ........                      (44,934)          (258)                      (45,192)
Payment for purchase of PHH Holdings, net of cash
   acquired of $170,568 ..............................    (1,348,530)                                                 (1,348,530)
                                                         -----------    -----------    -----------    -----------    -----------
     NET CASH USED IN INVESTING ACTIVITIES ...........    (1,446,948)      (481,953)      (702,145)       138,718     (2,492,328)
                                                         -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in (repayment of) debt ..................     1,615,000        (98,356)       541,904                     2,058,548
Payments for debt issuance costs .....................        19,522        (14,662)        (6,500)                       (1,640)
Purchases of treasury stock ..........................       (57,237)                                                    (57,237)
Other ................................................         3,349                                                       3,349
Cash dividends .......................................                        5,926         (5,926)                           --
                                                         -----------    -----------    -----------                   -----------
    NET CASH PROVIDED BY (USED IN) FINANCING
     ACTIVITIES ......................................     1,580,634       (107,092)       529,478                     2,003,020
                                                         -----------    -----------    -----------                   -----------

Effect of exchange rate changes on cash ..............        10,031             11          2,601        (10,031)         2,612
                                                         -----------    -----------    -----------    -----------    -----------

Net increase in cash and cash equivalents ............           367          1,557        174,846                       176,770
Cash and cash equivalents at beginning of period .....            11          9,776         19,964                        29,751
                                                         -----------    -----------    -----------    -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF  PERIOD ..........   $       378    $    11,333    $   194,810    $        --    $   206,521
                                                         ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Cash interest paid ................................                                                               $   173,600
                                                                                                                     ===========
   Cash income taxes paid ............................                                                               $    14,835
                                                                                                                     ===========
BUSINESS ACQUIRED:
Fair value of assets acquired, net of cash acquired
   of $184,776 .......................................                                                               $ 6,127,678
Liabilities assumed ..................................                                                               $ 4,371,956
                                                                                                                     -----------
Net assets acquired ..................................                                                                 1,755,722
Less: issuance of Series A and Series C Preferred
   Stocks ............................................                                                                  (362,000)
                                                                                                                     -----------
NET CASH PAID FOR ACQUISITIONS .......................                                                               $ 1,393,722
                                                                                                                     ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 10 - SEGMENT INFORMATION

Prior to the purchase of VMS on June 30, 1999 (Note 5), the Company operated in one industry segment; the rental car business. As of July 1, 1999, the Company began operating in two business segments as follows:

  Vehicle Rental              The Company rents vehicles to business and leisure
                              customers

  Vehicle Leasing and
    other fee based services  The Company leases vehicles to customers under closed-end and open-end leases. Fee based services include fuel and maintenance cards, accident management and various other vehicle services which enable customers to effectively manage costs and enhance productivity.

Prior to the purchase of VMS on June 30, 1999, the Company operated in four geographic areas: the United States, Australia/New Zealand, Canada and Other Foreign Operations principally in Puerto Rico, the U.S. Virgin Islands and Argentina. As a result of the VMS acquisition, and the subsequent sale of 80% of PHH Europe on August 9, 2000 (Note 6) the Company added an additional geographic area; the United Kingdom (see Note 5). Revenue generated from each of the Company's business segments is recorded in the country in which vehicle rental, vehicle leasing and other fee based services are provided.

The accounting policies of each geographic area are the same as those described in the summary of significant accounting policies (see Note 1 of the notes to the audited annual 1999 consolidated financial statements).

EBITDA represents net income, plus non-vehicle interest expense (acquisition interest), non-vehicle depreciation and amortization, amortization of cost in excess of net assets acquired and income taxes. Corporate represents primarily acquisition interest, amortization of cost in excess of net assets acquired and amortization of deferred financing fees.

The operations within major business segments and major geographic areas for the three and nine months ended September 30, 2000 and 1999 are summarized as follows:


                                                                             NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 2000
                                                      -------------------------------------------------------------
                                                                        VEHICLE
                                                                        LEASING
                                                                       AND OTHER
                                                         VEHICLE       FEE BASED
BUSINESS SEGMENTS                                        RENTAL         SERVICES       CORPORATE       CONSOLIDATED
                                                      ------------    -----------     -----------      ------------
Revenue .........................................     $ 1,989,167     $ 1,250,609                      $ 3,239,776
                                                      ===========     ===========                      ===========
EBITDA ..........................................     $   221,887     $   127,175     $     3,516      $   352,578
                                                      ===========     ===========     ===========      ===========
Income (loss) before provision for income taxes .     $   190,213     $   109,821     $  (111,457)     $   188,577
                                                      ===========     ===========     ===========      ===========
Total assets ....................................     $ 4,693,064     $ 5,577,395                      $10,270,459
                                                      ===========     ===========                      ===========


                                                                             NINE MONTHS ENDED
                                                                            SEPTEMBER 30, 1999
                                                      -------------------------------------------------------------
                                                                        VEHICLE
                                                                        LEASING
                                                                       AND OTHER
                                                        VEHICLE        FEE BASED
                                                         RENTAL         SERVICES       CORPORATE       CONSOLIDATED
                                                      ------------    -----------     -----------      ------------
BUSINESS SEGMENTS
Revenue .........................................     $ 1,913,929     $   413,263                      $ 2,327,192
                                                      ===========     ===========                      ===========
EBITDA ..........................................     $   175,052     $    47,875     $       464      $   223,391
                                                      ===========     ===========     ===========      ===========
Income (loss) before provision for income taxes .     $   146,095     $    42,512     $   (42,459)     $   146,148
                                                      ===========     ===========     ===========
Total assets ....................................     $ 5,299,525     $ 5,884,054                      $11,183,579
                                                      ===========     ===========                      ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 10 - SEGMENT INFORMATION (CONTINUED)


                                                                             THREE MONTHS ENDED
                                                                             SEPTEMBER 30, 2000
                                                      -------------------------------------------------------------
                                                                       VEHICLE
                                                                       LEASING
                                                                       AND OTHER
                                                        VEHICLE        FEE BASED
BUSINESS SEGMENTS                                       RENTAL         SERVICES        CORPORATE       CONSOLIDATED
                                                      -------------  ------------     -----------      ------------
Revenue .........................................     $   733,694     $   396,581                      $ 1,130,275
                                                      ===========     ===========                      ===========
EBITDA ..........................................     $    89,929     $    35,038     $     2,058      $   127,025
                                                      ===========     ===========     ===========      ===========
Income (loss) before provision for income taxes .     $    79,473     $    31,228     $   (25,793)     $    84,908
                                                                      ===========     ===========      ===========
Total assets ....................................     $ 4,693,064     $ 5,577,395                      $10,270,459
                                                      ===========     ===========                      ===========


                                                                             THREE MONTHS ENDED
                                                                             SEPTEMBER 30, 1999
                                                      -------------------------------------------------------------
                                                                       VEHICLE
                                                                       LEASING
                                                                       AND OTHER
                                                        VEHICLE        FEE BASED
BUSINESS SEGMENTS                                       RENTAL         SERVICES        CORPORATE       CONSOLIDATED
                                                      -------------  ------------     -----------      ------------
Revenue .........................................     $   709,555     $   413,263                      $ 1,122,818
                                                      ===========     ===========                      ===========
EBITDA ..........................................     $    81,976     $    47,875     $       464      $   130,315
                                                      ===========     ===========     ===========      ===========
Income (loss) before provision for income taxes .     $    71,721     $    42,512     $   (42,459)     $    71,774
                                                      ===========     ===========     ===========      ===========
Total assets ....................................     $ 5,299,525     $ 5,884,054                      $11,183,579
                                                      ===========     ===========                      ===========


                                                                    NINE MONTHS ENDED SEPTEMBER 30, 2000
                                            --------------------------------------------------------------------------------------

                                                                                                         OTHER
                                              UNITED         UNITED       AUSTRALIA/                    FOREIGN
GEOGRAPHIC AREAS                              STATES        KINGDOM       NEW ZEALAND      CANADA      OPERATIONS      CONSOLIDATED
----------------                            -----------    -----------    -----------    ------------   -----------    -----------
Revenue ................................    $ 2,838,165    $   154,714    $    87,978    $   129,698    $    29,221    $ 3,239,776
                                            ===========    ===========    ===========    ===========    ===========    ===========
EBITDA .................................    $   266,427    $    42,177    $    17,033    $    23,150    $     3,791    $   352,578
                                            ===========    ===========    ===========    ===========    ===========    ===========
Income before provision for income taxes    $   116,475    $    30,810    $    16,122    $    21,938    $     3,232    $   188,577
                                            ===========    ===========    ===========    ===========    ===========    ===========
Total assets ...........................    $ 9,545,417    $   181,204    $   107,446    $   376,922    $    59,470    $10,270,459
                                            ===========    ===========    ===========    ===========    ===========    ===========



                                                                    NINE MONTHS ENDED SEPTEMBER 30, 1999
                                            --------------------------------------------------------------------------------------

                                                                                                          OTHER
                                              UNITED         UNITED       AUSTRALIA/                     FOREIGN
GEOGRAPHIC AREAS                              STATES         KINGDOM      NEW ZEALAND      CANADA       OPERATIONS     CONSOLIDATED
----------------                            -----------    -----------    -----------    ------------   -----------    -------------
Revenue .................................    $ 2,052,908    $    64,592    $    91,079    $    92,093    $    26,520     $ 2,327,192
                                             ===========    ===========    ===========    ===========    ===========     ===========
EBITDA ..................................    $   175,367    $    19,651    $    18,566    $    14,607    $    (4,800)    $   223,391
                                             ===========    ===========    ===========    ===========    ===========     ===========
Income (loss) before provision for income
    taxes ...............................    $   105,483    $    14,986    $    17,588    $    13,677    $    (5,586)    $   146,148
                                             ===========    ===========    ===========    ===========     ===========    ===========
Total assets ............................    $ 9,374,964    $ 1,328,108    $    99,610    $   317,679    $    63,218     $11,183,579
                                             ===========    ===========    ===========    ===========    ===========     ===========

                            AVIS GROUP HOLDINGS, INC.
      NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)

NOTE 10 - SEGMENT INFORMATION (CONTINUED)


                                                                    THREE MONTHS ENDED SEPTEMBER 30, 2000
                                            ----------------------------------------------------------------------------------------

                                                                                                          OTHER
                                              UNITED         UNITED       AUSTRALIA/                     FOREIGN
GEOGRAPHIC AREAS                              STATES         KINGDOM      NEW ZEALAND      CANADA       OPERATIONS     CONSOLIDATED
----------------                            -----------    -----------    -----------    ------------   -----------    -------------
Revenue ................................    $ 1,016,168    $    22,458    $    27,419    $    55,207    $     9,023    $ 1,130,275
                                            ===========    ===========    ===========    ===========    ===========    ===========
EBITDA .................................    $   101,454    $     5,067    $     4,632    $    14,266    $     1,606    $   127,025
                                            ===========    ===========    ===========    ===========    ===========    ===========
Income before provision for income taxes    $    61,786    $     3,473    $     4,341    $    13,864    $     1,444    $    84,908
                                            ===========    ===========    ===========    ===========    ===========    ===========
Total assets ...........................    $ 9,545,417    $   181,204    $   107,446    $   376,922    $    59,470    $10,270,459
                                            ===========    ===========    ===========    ===========    ===========    ===========


                                                                    THREE MONTHS ENDED SEPTEMBER 30, 1999
                                            --------------------------------------------------------------------------------------

                                                                                                          OTHER
                                              UNITED         UNITED       AUSTRALIA/                     FOREIGN
GEOGRAPHIC AREAS                              STATES         KINGDOM      NEW ZEALAND      CANADA       OPERATIONS     CONSOLIDATED
----------------                            -----------    -----------    -----------    ------------   -----------    -------------
Revenue .................................    $   965,691    $    64,592    $    30,016    $    50,796    $    11,723     $ 1,122,818
                                             ===========    ===========    ===========    ===========    ===========     ===========
EBITDA ..................................    $    94,405    $    19,651    $     5,664    $    11,531    $      (936)    $   130,315
                                             ===========    ===========    ===========    ===========    ===========     ===========
Income (loss) before provision for income
   taxes ................................    $    41,685    $    14,986    $     5,330    $    11,084    $    (1,311)    $    71,774
                                             ===========    ===========    ===========    ===========    ===========     ===========
Total assets ............................    $ 9,374,964    $ 1,328,108    $    99,610    $   317,679    $    63,218     $11,183,579
                                             ===========    ===========    ===========    ===========    ===========     ===========


NOTE 11 - RETIREMENT BENEFITS

Effective January 1, 1999, the Company curtailed its defined benefit plans to its eligible salaried and hourly employees as of June 30, 1985. The Company recognized a non-recurring $7.5 million pre-tax gain as a result of the curtailment which was recorded in January 1999 and is included in Direct Operating Expenses on the accompanying Statement of Operations for the nine months ended September 30, 1999.

NOTE 12 - CENDANT PURCHASE OFFER

Cendant Corporation ("Cendant") and Avis Group Holdings, Inc., on November 13, 2000 announced that they have entered into a definitive agreement for Cendant to acquire all of the outstanding shares of Avis Group that are not currently owned by Cendant at a price of $33.00 per share in cash. Approximately 25.6 million outstanding shares of Avis Group Class A Common Stock, and options to purchase an additional approximately 7.9 million Avis Group shares, are not owned by Cendant. Accordingly, the transaction has an equity value of approximately, $935 million, net of option proceeds.

The shares will be acquired at a price of $33.00 per share in a cash merger pursuant to which Avis Group will be merged with an indirect wholly owned subsidiary of Cendant. Upon completion of the transaction, Avis Group will become a subsidiary of Cendant. The merger is conditioned upon, among other things, approval of a majority of the votes cast by Avis Group stockholders who are unaffilitated with Cendant and customary regulatory approvals. The transaction is expected to close in the first quarter of 2001.